1 NORTHWESTERN ENERGY AND PUGET SOUND ENERGY, INC. AND AVISTA CORPORATION AND PORTLAND GENERAL ELECTRIC COMPANY AND PACIFICORP COLSTRIP PROJECT TRANSMISSION AGREEMENT September 27, 2013 2 COLSTRIP PROJECT TRANSMISSION AGREEMENT INDEX TITLE PAGE WITNESSETH: ....................................................................................................................... 1 1. Relation to Other Agreements and Term ..................................................................... 2 2. Definitions.................................................................................................................... 2 3. Ownership of the Transmission System ...................................................................... 5 4. Transmission Operator ................................................................................................. 5 5. Design, Engineering and Construction Management .................................................. 8 6. Subsynchronous Resonance ......................................................................................... 8 7. Transmission System Capacity Entitlement ................................................................ 8 8. Transmission System Capacity Determinations and Allocations .............................. 10 9. Scheduling.................................................................................................................. 10 10. Load Control .............................................................................................................. 10 11. Losses ......................................................................................................................... 10 12. Scheduling of Outages ............................................................................................... 11 13. Transmission System Construction............................................................................ 11 14. Costs of Transmission System Construction ............................................................. 12 15. Transmission Construction Budget ............................................................................ 13 16. Construction Payments .............................................................................................. 13 17. Costs of Transmission System Operation .................................................................. 14 18. Operating Budget ....................................................................................................... 15 19. Operation and Maintenance Payments....................................................................... 16 20. Accounting and Reports ............................................................................................. 17 21. Insurance .................................................................................................................... 18 22. Transmission Committee ........................................................................................... 19 23. Arbitration .................................................................................................................. 24 24. Liabilities ................................................................................................................... 24 25. Default........................................................................................................................ 26 26. Uncontrollable Forces ................................................................................................ 28 27. Waiver of Right to Partition ....................................................................................... 28 28. Transfers and Assignments ........................................................................................ 28 29. Obligations Are Several ............................................................................................. 29 30. Notices ....................................................................................................................... 30 31. Implementation .......................................................................................................... 30 32. Provisions for Responding to Transmission Service and Interconnection Requests and Constructing Necessary New Facilities; Additional Facilities ............ 30 33. Regulatory Approval .................................................................................................. 33 34. Rule Against Perpetuities or Similar or Related Rules .............................................. 33 35. Termination ................................................................................................................ 33 36. Effective Date; Term.................................................................................................. 34 37. Miscellaneous ............................................................................................................ 34 3 Exhibit A – Description of Transmission System Exhibit B – Real Estate Exhibit C – Criteria for Capacity Determinations Exhibit D – Loss Determination and Allocations Exhibit E – Administrative and General Appendix A – Colstrip Transmission System – Transmission Service and Interconnection Processes and Procedures - 1 - COLSTRIP PROJECT TRANSMISSION AGREEMENT This Colstrip Project Transmission Agreement (as amended) (including any exhibit or appendix hereto, “Agreement”) is made as of the 27th day of September, 2013, by and among NORTHWESTERN CORPORATION, a Delaware corporation d/b/a NORTHWESTERN ENERGY, as successor to THE MONTANA POWER COMPANY, a Montana corporation (“Montana”), and PUGET SOUND ENERGY, INC., a Washington corporation (“Puget”), formerly known as PUGET SOUND POWER & LIGHT COMPANY, and AVISTA CORPORATION, a Washington corporation, as successor to THE WASHINGTON WATER POWER COMPANY, a Washington corporation (“Water Power”), and PORTLAND GENERAL ELECTRIC COMPANY, an Oregon corporation (“Portland”) and PACIFICORP, an Oregon corporation, as successor to PACIFIC POWER & LIGHT COMPANY, a Maine corporation (“Pacific”), and individually referred to as a party and collectively referred to as the parties: WITNESSETH: WHEREAS, the parties desire to establish terms and conditions relating to their ownership, as tenants in common, and the planning, financing, acquisition, construction, operation and maintenance of the 500kV transmission system, and related facilities, that will interconnect the Colstrip Units #3 and #4 Steam Electric Generating Project and the Colstrip Units #1 and #2 Steam Electric Generating Project (“Colstrip Units #1 and #2”) to Montana’s Transmission System and to Bonneville Power Administration’s (“BPA”) transmission system near Townsend, Montana; WHEREAS, the original agreement between the parties is dated May 6, 1981, and was amended by Amendment No. 1 on February 14, 1990, Amendment No. 2 on December 30, 1996, Amendment No. 3 on July 13, 1998, and Amendment No. 4 on April 27, 2000; WHEREAS, on January 10, 2009, Portland incorporated the amendments into a PDF formatted version of the May 6, 1981 agreement so as to create a restated agreement containing the substantive provisions of the amendments, and filed the restated agreement with the Federal Energy Regulatory Commission without obtaining new signatures; WHEREAS, as of September 12, 2011 the parties executed an amendment and restatement of the agreement in order to: (a) identify the current parties to the agreement, (b) update recitals, (c) clarify the terms and conditions upon which (1) Transmission System Capital Additions will be completed in response to a transmission service or interconnection request requiring an upgrade, and (2) Transmission System Elective Capital Additions will be completed, and (d) clarify that the parties are not proposing by these changes to pursue joint development projects for any non-Colstrip Transmission System facilities (such as the construction of a new transmission line in response to a transmission service or interconnection request);

WHEREAS, the parties now desire to amend and restate the agreement in order to respond to the July 31, 2013 order of the Federal Energy Regulatory Commission regarding the September 12, 2011 amendments;

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein stated and the performance thereof, all as hereinafter set forth, the parties hereto mutually agree as follows:

1. Relation to Other Agreements and Term

This Agreement is one of the Project Agreements ("Project Agreements"), as that term is defined in Section 1 of the Ownership and Operation Agreement, Colstrip Units #3 and #4 ("Ownership Agreement").

2. Definitions

(a) "Costs of Transmission System Construction" shall have the meaning set forth in Section 14 hereof.

(b) "Costs of Transmission System Operation" shall have the meaning set forth in Section 17 hereof.

(c) "Integrated System Capacity" means the capacity of the Transmission System and Montana's Transmission System as an integrated system.

(d) "Montana/Puget" means Montana and Puget and shall include their successors and assigns of an ownership interest in Colstrip Units #1 and #2 or any part thereof.

(e) "Montana's Transmission System" means all or any portion of transmission facilities owned by Montana, its successors or assigns, and all other transmission facilities within Montana's load control area other than the Transmission System.

(f) "Participating Transmission Owner" means, with respect to a Transmission System Elective Capital Addition, a Transmission Owner that has elected to participate in the construction of such Transmission System Elective Capital Addition.

(g) "Person" means any individual, partnership, corporation, trust, joint venture, or unincorporated organization.

(h) "Project" shall have the meaning set forth in Section 1(n) of the Ownership Agreement.

(i) "Project Share" shall have the meaning set forth in Section 2(b) of the Ownership Agreement.

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(j) "Prudent Utility Practice" at any particular time means either any of the practices, methods and acts engaged in or approved by a significant portion of the electrical utility industry prior thereto or any of the practices, methods or acts, which, in the exercise of reasonable judgment in the light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at the lowest reasonable cost consistent with reliability, safety and expedition. Prudent Utility Practice shall apply not only to functional parts of the Transmission System, but also to appropriate structures, landscaping, painting, signs, lighting, other facilities and public relations programs, including recreational facilities, and any other programs or facilities, reasonably designed to promote public enjoyment, understanding and acceptance of the Transmission System. Prudent Utility Practice is not intended to be limited to the optimum practice, method or act, to the exclusion of all others, but rather to be a spectrum of possible practices, methods or acts. Prudent Utility Practice shall also include those practices, methods and acts that are required by applicable laws and final orders or regulations of regulatory agencies having jurisdiction.

(k) "Requirements Capacity" means capacity in the Transmission System for each Transmission Owner as follows:

Colstrip-to-Broadview Segment ("C-B Segment"), as described in Exhibits A and B hereto:

Montana	822.8	MW
Puget	746.0	MW
Portland	307.2	MW
Water Power	230.4	MW
Pacific	153.6	MW

Broadview-to-Townsend Segment ("B-T Segment"), as described in Exhibits A and B hereto:

Montana	468.5	MW
Puget	758.6	MW
Portland	312.4	MW
Water Power	234.3	MW
Pacific	156.2	MW

(l) "Requirements Share" means, for each Transmission Owner with respect to the C-B Segment or the B-T Segment as the case may be, a fraction the numerator of which is such Transmission Owner's Requirement Capacity in such Segment and the denominator of which is the sum of all Transmission Owners' Requirements Capacity in such segment.

(m) "Segment" means the C-B Segment or the B-T Segment, interchangeably as the context may require.

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(n) "Transmission Committee" means the Committee provided for in Section 22 hereof.

(o) "Transmission Operator" means the operator appointed under Section 4 hereof.

(p) "Transmission Owners" means Montana, Puget, Water Power, Portland and Pacific and shall include their successors and assigns of an ownership interest in the Transmission System or any part thereof.

(q) "Transmission System" means the facilities described in Exhibit "A" hereto and related facilities, real property and property rights (including, but not limited to, the real property as described in Exhibit "B" hereto).

(r) "Transmission System Capacity" means that portion of the Integrated System Capacity allocated to the Transmission System pursuant to Section 8(b).

(s) "Transmission System Capital Additions" means additions, betterments, and replacements by the Transmission Owners to the Transmission System that are made pursuant to this Agreement and are necessary: (1) to assure design reliability for Requirements Capacity, (2) as required by governmental agencies, (3) to transmit generation from Colstrip Units #1 and #2 and the Project, (4) to respond to a transmission service request, or (5) to respond to a generation interconnection or transmission-to-transmission interconnection request; provided, however, the construction of a new transmission line in response to a transmission service request or a generation interconnection or transmission-to-transmission interconnection request is specifically excluded from "Transmission System Capital Additions."

(t) "Transmission System Capital Retirements" means physical elements of the Transmission System removed from service or use with the intent that the items so removed will not be placed back into service.

(u) "Transmission System Construction" means all activities necessary for planning, engineering, acquisition and erection of the Transmission System and of Transmission System Capital Additions and Transmission System Elective Capital Additions.

(v) "Transmission System Elective Capital Additions" means additions, betterments, and replacements by Transmission Owners to the Transmission System that are made pursuant to this Agreement and are not Transmission System Capital Additions; provided, however, the construction of a new transmission line in response to a transmission service request or a generation interconnection or transmission-to-transmission interconnection request is specifically excluded from "Transmission System Elective Capital Additions."

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(w) "Transmission System Surplus Capacity" means the capacity of the Transmission System that is excess to Requirements Capacity, determined in accordance with Section 7(c).

3. Ownership of the Transmission System

Subject to the terms and conditions hereinafter set forth, ownership of the Transmission System shall be as follows:

(a) The Transmission System shall be owned by the Transmission Owners as tenants in common, with each Transmission Owner's respective undivided interest ("Transmission Ownership Percentage") being based on the proportion that each Transmission Owner's payment of Costs of Transmission System Construction bears to the total payments made by all Transmission Owners pursuant to Sections 16(c), 16(e), 16(f) and 16(g).

(b) Each Transmission Owner shall promptly take all action (including, but not limited to, obtaining all requisite authorizations) necessary for participation by such Transmission Owner in the ownership, construction, operation and maintenance of the Transmission System. Each Transmission Owner shall promptly take such action (including, but not limited to, the execution, acknowledgment, delivery and recordation of instruments of conveyance and for releases of security interests) as may reasonably be requested by any other Transmission Owner to effect, evidence or vest each Transmission Owner's respective interests in the Transmission System.

(c) Each Transmission Owner may at any time assign one or more representatives to the Transmission System. Such representatives shall remain the employees of their respective employers and may keep their employers advised concerning matters involving the Transmission System. The salary and related costs of the representatives shall be an expense of each respective employer. The Transmission Operator shall not direct the work of or in any fashion utilize such representatives to supervise or to perform services. Transmission Operator shall have no authority to discharge such representatives but may, for good cause, require the Transmission Owner to transfer its representatives from the Transmission System.

(d) Each of the Transmission Owners shall have the right at all reasonable times to inspect the Transmission System and all Transmission System records. The Transmission Operator shall provide access and safe and sufficient equipment and facilities required for such inspection.

4. <u>Transmission Operator</u>

(a) The Transmission Owners hereby appoint Montana, and Montana hereby accepts appointment, as the Transmission Operator of the Transmission System.

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- 6 - (b) The Transmission Operator, as agent for and on behalf of the Transmission Owners, shall construct, operate and maintain the Transmission System, hire all Transmission System personnel, and pay all Costs of Transmission System Construction and Costs of Transmission System Operation, all in accordance with Prudent Utility Practice, this Agreement, guidelines established from time to time by the Transmission Committee, and any applicable laws, regulations, orders, permits and licenses, now or hereafter in effect, of any governmental authority. (c) The Transmission Operator, as agent for and on behalf of the Transmission Owners, shall perform all study work for Transmission System Capital Additions, perform all study work approved by the Transmission Committee for Transmission System Elective Capital Additions pursuant to Section 22(j) of this Agreement, and coordinate the offering of study and interconnection agreements applicable to the Transmission System. With respect to each request for transmission service, the Transmission Operator shall, in consultation with the other Transmission Owners, perform studies in the chronological sequence measured by the date that a completed application has been received by all Transmission Owners as set forth in Section 32(b). With respect to each interconnection request, the Transmission Operator shall, in consultation with the other Transmission Owners, perform studies in the chronological sequence measured by the date that a valid request is received by all Transmission Owners as set forth in Section 32(c) for generator interconnection requests and in Section 32(d) for transmission-to-transmission interconnection requests. The Transmission Operator will provide the draft study report to the Transmission Owners and will allow five (5) business days for their review of and comment on such report. The Transmission Operator shall issue a report by the end of the study period. For any such study in response to a request for transmission or interconnection, the Transmission Operator, as agent for and on behalf of the Transmission Owners, and in consultation with the Transmission Owners, shall: (1) establish timelines that are consistent with the Transmission Operator’s Open Access Transmission Tariff (“OATT”) for issuance of study agreements, the completion of any appropriate study, and the issuance of the draft and final interconnection agreement, and (2) offer applicable study agreements and complete any appropriate study, consistent with the requirements of the Transmission Operator’s OATT. The Transmission Operator, as agent for and on behalf of the Transmission Owners, will negotiate all applicable terms on behalf of the Transmission Owners. The Transmission Owners shall use due diligence to comply with the established timelines and processes in connection with transmission service requests and shall use reasonable efforts to comply with the established timelines and processes in connection with interconnection requests. - 7 - The Transmission Operator shall include all the other Transmission Owners in material correspondence with the requesting customer, afford access to all study information to the other Transmission Owners and provide the other Transmission Owners with timely notice of and an opportunity to attend meetings with the requesting customer. Any issues between or among the Transmission Owners regarding (i) the performance of the study, (ii) the preparation or content of any study report, (iii) the achievement of established timelines, or (iv) the content of a study agreement or interconnection agreement may be referred to the Transmission Committee for resolution by any Transmission Owner. The Transmission Committee shall act on such issues according to the voting standard set forth in Section 22(f) or 22(j) of this Agreement, as applicable. (d) The Transmission Operator shall not assign, transfer, or delegate, voluntarily or by operation of law, its responsibilities to any Person without the written approval of Transmission Committee members representing at least 50% of the total Requirements Shares of each Segment affected by such matter (excluding the Requirements Share of the Transmission Operator). The Transmission Operator may resign as Operator upon the giving of two (2) years’ notice to the Transmission Owners. The Transmission Committee shall thereupon appoint a new Transmission Operator. (e) In every instance where Transmission Operator is required by this Agreement to act as agent for and on behalf of the Transmission Owners, or any of the Transmission Owners, Transmission Operator is hereby granted and shall have the power to exercise authority to do everything necessary, proper and usual, in the ordinary course of business, for effecting the purpose of its agency, including, but not limited to, the power to enter into contracts with third parties for and on behalf of the Transmission Owners, the power to make and receive payments, the power to initiate, compromise or settle claims with third parties, the power to act as agent in its own name, and the power to appoint subagents. The Transmission Operator shall exercise such agency power in accordance with any guidelines established by the Transmission Committee. The grant of such agency powers to Transmission Operator shall remain in effect until the termination of this Agreement pursuant to Section 35. (f) The Transmission Operator shall maintain a force of able and efficient manpower and, as employer of the force, Transmission Operator shall hire and fire personnel as necessary. The work force will be employed in the classifications necessary to construct, operate and maintain the Transmission System. The Transmission Operator shall negotiate any contracts entered into with unions and set wage scales for nonunion personnel. (g) The Transmission Operator shall maintain a training program as necessary to assure the availability of qualified personnel for the construction, operation and maintenance of the Transmission System. If such training program utilizes facilities of Transmission Operator other than Transmission System facilities, the costs of such use of facilities, shall be allocated on an equitable basis to Transmission System costs hereunder. Transmission Operator shall make such training program and reasonable use of Transmission System facilities available to employees of the other Transmission Owners for the purpose of - 8 - training and the costs of such training shall be apportioned equitably between the Transmission System and such other Transmission Owners. (h) The Transmission Operator shall pay promptly all sums due employees or due any governmental or other agency on their behalf or on account of their employment and shall not permit any labor claims to become a lien against the property of the Transmission Owners, other than claims that are being contested in good faith. (i) The Transmission Operator shall develop and maintain a safety program for protection of personnel and equipment. The Transmission Operator shall practice good housekeeping. Subject to the rights of the other Transmission Owners to inspect the Transmission System, the Transmission Operator shall control access to the Transmission System. (j) A Transmission Owner may enjoy advantages while marketing its entitlement to the use of the Transmission System because it has been designated Transmission Operator. Except as otherwise specifically provided in this Agreement, Transmission Operator shall not be obligated as an agent or fiduciary on the behalf of Transmission Owners to notify or otherwise inform a Transmission Owner of offers tendered it to acquire Transmission Operator’s ownership entitlement to use of Transmission System Capacity nor to offer any Transmission Owner participation in arrangements for use of Transmission Operator’s ownership entitlement to Transmission System Capacity. 5. Design, Engineering and Construction Management The Transmission Owners shall retain a firm or firms, including a Transmission System Architect-Engineer, recognized for knowledge, skill and experience in the design and construction of electrical transmission facilities and related facilities until the Transmission Committee determines that the services of any such firm or firms are no longer required or desirable. 6. Subsynchronous Resonance (a) Montana/Puget shall bear all costs of planning, engineering, acquisition, construction, operation and maintenance of any relay protection against SSR that is installed on Colstrip Units #1 and #2. Each Owner or Project User (as defined in the Ownership Agreement) shall bear its Project Share of all costs of planning, engineering, acquisition, construction, operation and maintenance of any relay protection against SSR that is installed on the Project. (b) The Transmission Operator shall take all or some portion of Transmission System series capacitors out of service, reduce available Transmission System Capacity or take other reasonable action to avoid SSR on Colstrip Units #1 and #2 or the Project. 7. Transmission System Capacity Entitlement - 9 - (a) Subject to Section 7(d), each Transmission Owner shall have the right to use its Requirements Capacity. (b) The capacity of the combined Transmission System and Montana’s Transmission System that is usable after accommodating inadvertent flow on such combined system shall be allocated to the Transmission System and to Montana’s Transmission System in the same proportion as the Integrated System Capacity is allocated under Section 8(b). (c) The Transmission Operator shall determine Transmission System Surplus Capacity in accordance with guidelines developed by the Transmission Committee. (d) If the Transmission Operator determines pursuant to guidelines established by the Transmission Committee that capacity of the Transmission System is unavailable for use as a result of inadvertent power flows on the Transmission System or has been derated so that each Transmission Owner cannot use its Requirements Capacity, then the use of all available capacity will be allocated among the Transmission Owners by the Transmission Operator in the proportion that each Transmission Owner’s Requirements Capacity bears to all Transmission Owners’ Requirements Capacity. (e) Each Transmission Owner shall have the right to use its Requirements Share of the available Transmission System Surplus Capacity; provided that any use of Transmission System Surplus Capacity shall be subject to interruption, curtailment or such other restrictions as the Transmission Operator determines are necessary so that each Transmission Owner may utilize its Requirements Capacity. Such determinations shall be made in accordance with guidelines to be developed by the Transmission Committee. (f) Transmission Operator shall interrupt, curtail or otherwise restrict schedules through the Broadview Substation 500/230 kV transformers, described in Exhibit “A”, to the extent required by Montana to transmit 822.8 MW of its power through said transformers. (g) Any sale, transfer or assignment of any right to use Transmission System Capacity for a period greater than one (1) year shall be deemed a transfer or assignment of an interest in the Transmission System for purposes of Section 28; provided that a Transmission Owner’s providing to any Person transmission service using such Transmission Owner’s rights to use Transmission System Capacity (i) shall not for purposes of this Section 7(g) or Section 28 be deemed to be a sale, transfer or assignment of any right of such Transmission Owner to use Transmission System Capacity and (ii) shall not for purposes of Section 28 be deemed to be a transfer or assignment of all or any part of the interest of such Transmission Owner in the Transmission System of any part thereof or a transfer or assignment of all or any part of the rights set forth in the Project Agreements which relate to such interest. (h) Any increase in the transmission capacity of a Segment of the Transmission System that results from any Transmission System Capital Addition shall be allocated among the Transmission Owners in proportion to each Transmission Owner’s payment of

- 10 - Costs of Transmission System Construction of the Transmission System Capital Addition. The Transmission Owners shall amend this Agreement to increase the Requirements Capacity of each Transmission Owner by the amount of its share of such increase in transmission capacity of such Segment. 8. Transmission System Capacity Determinations and Allocations (a) On the request of the Transmission Committee, the Transmission Operator shall make the following capacity determinations in accordance with Exhibit “C,” as supplemented and modified from time to time by the Transmission Committee: (1) Transmission System separate capacity; (2) Montana’s Transmission System separate capacity; and (3) Integrated System Capacity. (b) The Integrated System Capacity shall be allocated between the Transmission System and Montana’s Transmission System in the proportion that each system’s separate capacity determined pursuant to Exhibit “C” bears to the sum of such separate capacities; provided, however, if future developments, additions, or changed conditions on one of the separate systems result in a change in the Integrated System Capacity determined pursuant to Section 8(a)(1), (2) and (3), the amount of capacity allocated to the other system pursuant to this Section 8(b) shall not be reduced. 9. Scheduling (a) Before 4:00 p.m., Mountain Time of each day, the Transmission Owners shall make available to Transmission Operator hourly transmission schedules for the following day or days over the Transmission System. A Transmission Owner may at any time change its schedules. (b) Each Transmission Owner shall schedule to the Transmission Operator the losses allocated to such Transmission Owner under Section 11. Such losses shall be scheduled 168 hours after their occurrence unless otherwise mutually agreed between Transmission Operator and such Transmission Owner. 10. Load Control Each Transmission Owner shall include in its respective load control area its share of the output of the Colstrip Units #1 and #2 and the Project. Montana shall include the Transmission System in its load control area. 11. Losses Montana shall receive transmission loss compensation for Transmission System losses in its control area only as determined and allocated in accordance with Exhibit “D.” Any Transmission Owner may at any time propose to the Transmission Committee a revised - 11 - Exhibit “D.” The Transmission Committee may approve such revised Exhibit “D” by a vote of Transmission Committee members representing at least 85% of the total Requirements Shares of each Segment for which losses are proposed to be calculated. 12. Scheduling of Outages (a) The Transmission Operator shall schedule outages for major maintenance as required by the manufacturers’ applicable conditions of sale and delivery of the affected facilities and equipment or as the manufacturer may advise from time to time, unless otherwise directed by the Transmission Committee. (b) The Transmission Operator shall schedule all Transmission System outages for inspection and routine maintenance at such time as shall be directed by the Transmission Committee, provided, however, that any outages required by governmental agencies having jurisdiction or outages to avoid hazard to the Transmission System or to any person or property shall be scheduled by the Transmission Operator as required. 13. Transmission System Construction (a) Transmission Operator shall take whatever action is necessary or appropriate to seek and obtain all licenses, permits and other rights and regulatory approvals necessary for the construction, operation and maintenance of the Transmission System, on behalf of itself and the other Transmission Owners. However, the Transmission Owners acknowledge that there is no assurance that such permits, licenses and approvals will be obtained. (b) Transmission Operator shall prosecute Transmission System Construction in accordance with appropriate plans and specifications for the Transmission System so as to complete Transmission System Construction by a date to be established by the Transmission Committee. The Transmission Owners acknowledge that there is no assurance that such construction will be completed as scheduled. (c) All agreements, purchase contracts and orders heretofore entered into by Montana in its own name relating to Transmission System Construction are hereby dedicated to the Transmission System and ratified by the Transmission Owners. Transmission Operator, with reasonable expedition for itself and as agent for the other Transmission Owners, shall enter into additional contracts for such purpose as well as for operation and maintenance of the Transmission System. The award of any contracts in connection with Transmission System Construction, operation and maintenance of the Transmission System shall be made by Transmission Operator in a manner designed to result in the least overall cost consistent with standards of high quality. (d) The Transmission Operator shall dispose of surplus Transmission System property in accordance with the directions of the Transmission Committee. Proceeds from such disposal shall be equitably distributed or allocated to the Transmission Owners in proportion to their payments for such property. - 12 - 14. Costs of Transmission System Construction “Costs of Transmission System Construction” are all costs allocable to Transmission System Construction (excluding allowance for funds used during construction) after giving appropriate consideration to credits relating to such costs including proceeds from the disposition of surplus property and interest received on sums of money deposited in the Construction Trust Account referred to in Section 16. Without limiting the generality of the foregoing, such costs shall include: (a) All costs of preliminary site investigation and development, land acquisition, architectural and engineering services, labor, materials, equipment, supplies, personnel training, testing, permits and licenses, legal services, Transmission System Capital Additions and Transmission System Elective Capital Additions; (b) Payroll, including related fringe benefits and payroll taxes, of direct full time Transmission System employees; (c) Payroll of Transmission Operator’s employees, other than those charged to its administrative and general expenses, and other than direct full time Transmission System employees, on an actual time basis including related fringe benefits and payroll taxes; (d) Reasonable traveling expense including use of Transmission Operator’s transportation equipment; (e) All costs of insurance obtained pursuant hereto applicable to Transmission System Construction; (f) All costs relating to injury or damage (whether incurred by a Transmission Owner, the Transmission Operator or any other person or entity) arising out of Transmission System Construction (other than those costs disclaimed, released or indemnified pursuant to Section 24(a), (c), (d) or (g)) less proceeds of insurance maintained pursuant hereto or of insurance under any contract for Transmission System Construction; (g) All federal, state and local taxes and payments in lieu of taxes legally required to be paid in connection with Transmission System Construction, except any tax or payment in lieu of taxes assessed or charge directly against any individual Transmission Owner unless such tax or payment was assessed or charged to the individual Transmission Owner on behalf of the Transmission System; (h) All costs required by the Transmission Agreement executed by BPA and Transmission Owners, Contract No. DE-MS79-81BP90210, to be paid by the Transmission Operator to BPA on behalf of Transmission Owners; and (i) Administrative and general costs of Transmission Operator applicable to Transmission System Construction determined in accordance with Exhibit “E” hereto. - 13 - 15. Transmission Construction Budget As soon as practical after the execution of this Agreement, Transmission Operator shall submit to the Transmission Owners a budget setting forth an estimate of amounts expected to be expended for Costs of Transmission System Construction and an estimate of Transmission System Capital Retirements and related costs in each quarter hereafter to the completion of Transmission System Construction, together with an estimated cash flow schedule for each of said quarters. By September 1 of each year, Transmission Operator shall submit to the Transmission Committee for approval an updated budget and cash flow schedule, supported by detail adequate for the purpose of comprehensive review, describing the items of Costs of Transmission System Construction and Transmission System Capital Retirements, the amounts expected to be expended therefor in each month during the next 12 months commencing the following January and in each quarter thereafter. Construction budget and cash flow schedules shall be changed by Transmission Operator from time to time as necessary to reflect substantial changes in construction schedule, plans, specifications or costs and, when so changed, shall be submitted to the Transmission Committee for approval. 16. Construction Payments (a) The Operator designated by the Ownership Agreement pursuant to Section 8 thereof has established a separate trust account (“Construction Trust Account”) in a bank located in the State of Montana and having qualifications meeting all requirements imposed upon depositories for any of the Transmission Owners. Sums of money for Costs of Transmission System Construction shall be deposited therein and Transmission Operator shall withdraw and apply funds therefrom only as necessary to pay Costs of Transmission System Construction. (b) The Transmission Operator shall establish upon receipt from any Transmission Owner of reasonable advance notice a trust account separate from the Construction Trust Account, subject to the same qualifications required by Section 16(a). Thereafter, sums of money for Costs of Transmission System Construction shall be deposited in said separate trust account and withdrawn as provided by Section 16(a). (c) For 330 MW of Montana’s Requirements Capacity and 330 MW of Puget’s Requirements Capacity in the C-B Segment, Montana has paid on behalf of Montana and Puget $13,304,727 to construct a double circuit steel tower 230 kV transmission line, a portion of the Transmission System. This amount shall be credited to Montana as a payment of Costs of Transmission System Construction. After reimbursement to Montana by Puget pursuant to Section 16(d) hereof, said amount shall be credited one-half to Puget and one- half to Montana as a payment of Costs of Transmission System Construction. (d) As reimbursement for one-half of the payment referred to in Section 16(c), Puget shall pay Montana $6,652,363.50, less accumulated depreciation reserve, on the date (the “Reimbursement Date” stated in Section 4.2 of the Montana-Puget Colstrip Units #1 and #2 Transmission Contract) the Transmission Committee determines that the

- 14 - Transmission System will be energized and has sufficient capacity to transmit the Project’s and Colstrip Units #1 and #2 net generating capability, unless otherwise agreed by Montana and Puget; provided, however, that said reimbursement shall not constitute a novation, nor relieve Puget, of its obligations under the Montana-Puget Colstrip Units #1 and #2 transmission contract for liabilities accrued thereunder and for annual costs specified in Section 3.3 of said contract. Said reimbursement shall thereafter relieve Puget of its obligation to reimburse Montana for its share of the annual cost of the Colstrip-Broadview 230kV transmission line, a part of the Transmission System. (e) For 330 MW of Puget’s Requirements Capacity in the B-T Segment, Puget shall pay $11,146,164 plus Puget’s actual short-term borrowing rate from August 1, 1976, on said amount which remains unpaid, on or before May 1, 1982. This amount shall be credited to Puget as it is made, as a payment of Costs of Transmission System Construction. (f) Except as provided in Section 16(g), each Transmission Owner’s proportionate share of the Costs of Transmission System Construction in excess of payments described in Section 16(c) and (e) shall be determined and paid for on the basis of its Project Share. At the time of execution of this Agreement or promptly thereafter, each Transmission Owner shall have paid (or cause payment of) its Project Share of the accumulated Costs of Transmission System Construction incurred prior to the date of such execution in excess of the payments described in Sections 16(c) and (e). (g) Each Transmission Owner’s share of Costs of Transmission System Construction related to Transmission System Capital Additions shall be determined and paid for on the basis of Requirements Shares in each segment to which said addition is made. Each Transmission Owner’s share of Costs of Transmission System Construction related to any Transmission System Elective Capital Addition shall be determined and paid for as set forth in Section 32(a). (h) Upon execution of this Agreement, each Transmission Owner shall deposit (or cause deposit of) into the Construction Trust Account its Project Share of a working fund of $50,000. Transmission Operator shall periodically notify each Transmission Owner a reasonable period of time in advance, as determined from time to time by the Transmission Committee, or in the event of an emergency as soon as practicable, of expenditures for Costs of Transmission System Construction. Whether or not such expenditures are provided for in the budget, each Transmission Owner shall deposit (or cause deposit of), its share of such expenditures, as determined in Section 16(f) in the Construction Trust Account in funds immediately available on the dates specified in the notification. (i) The Construction Trust Account may from time to time be closed or later reopened upon the unanimous action of the Transmission Committee. 17. Costs of Transmission System Operation Costs of Transmission System Operation means all expenses incurred in or relating to the operation and maintenance of the Transmission System, including but not limited to: - 15 - (a) Payroll, including related fringe benefits and payroll taxes, of direct full-time Transmission System employees; (b) Payroll of Transmission Operator’s employees, other than those charged to its administrative and general expenses, and other than direct full-time Transmission System employees, on an actual time basis including related fringe benefits and payroll taxes; (c) Materials and supplies including related purchasing and handling costs; (d) Reasonable traveling expense including use of Transmission Operator’s transportation equipment; (e) All costs of insurance obtained pursuant hereto applicable to operation or maintenance of the Transmission System; (f) All costs relating to injury or damage (whether incurred by a Transmission Owner, the Transmission Operator or any other person or entity) arising out of operation or maintenance of the Transmission System (other than those costs disclaimed, released or indemnified pursuant to Section 24(a), (c), (d) or (g)) less proceeds of insurance maintained pursuant hereto or of insurance under any contract relating to operation or maintenance of the Transmission System; (g) All federal, state and local taxes and payments in lieu of taxes legally required to be paid in connection with ownership, operation and maintenance of the Transmission System, except any tax or payment in lieu of taxes assessed or charged directly against any individual Transmission Owner unless such tax or payment was assessed or charged to the individual Transmission Owner on behalf of the Transmission System; (h) All costs of providing dispatching services for the Transmission System; (i) All costs required by the Transmission Agreement executed by BPA and Transmission Owners, Contract No. DE-MS79-81BP90210, to be paid by the Transmission Operator to BPA on behalf of Transmission Owners; and (j) Administrative and general costs of Transmission Operator applicable to Transmission System operation and maintenance as determined in accordance with Exhibit “E” attached hereto. 18. Operating Budget (a) On or before September 1 of each year, the Transmission System Operator shall submit to the Transmission Committee a budget of its estimate of Costs of Transmission System Operation by calendar months for the operating year beginning January 1 next following. Such budget shall be subject to approval by the Transmission - 16 - Committee which approval shall not unreasonably be withheld. The Transmission Committee shall approve such budget or a revised budget on or before November 1 in any such year. The budget will list the work force and expense therefor, materials, supplies, and other expenses associated with the normal maintenance program. Extraordinary items of maintenance will be detailed to set forth the cost of labor required beyond that available from the regular force and other expense which will be incurred. The Transmission Operator will submit budget revisions as may become necessary from time to time during any operating year which the Transmission Committee shall promptly consider and which shall similarly be subject to approval by the Transmission Committee. The budget will guide expenditures for operating and maintenance purposes through the ensuing year, except as may be required in an emergency. (b) In the event of emergency, forced outages, or instances of unforeseen maintenance when repairs could be effected more rapidly by expenditure of overtime and other expediting costs, the Transmission Owners will be individually notified. Unless authorized by the Transmission Committee as Costs of Transmission System Construction or Costs of Transmission System Operation, Transmission Owners desiring accelerated repairs will share pro rata on the basis that their respective Requirement Shares in the affected Segment bears to all such Transmission Owners’ Requirement Shares desiring accelerated repairs, the expediting costs expended to return the Transmission System to the required capacity level at an earlier date. (c) The Transmission Owners recognize it will be necessary for continued operation of the Transmission System, or to maintain the Transmission System in operable condition, that the Transmission Operator be in a position to meet commitments for payroll, repairs and replacements, materials and supplies, services and other expenses of a continuing nature in order that it may fulfill its obligations to the Transmission Owners as Transmission Operator under this Agreement. Accordingly, notwithstanding any of the provisions of this Section 18, the Transmission Operator, on behalf of the Transmission Owners, may make all expenditures in the normal course of business or in an emergency, all as the same are necessary for the proper and safe operation and maintenance of the Transmission System. As soon as practicable after the making of any such expenditures, the Transmission Operator shall make a full report thereof to the Transmission Committee. The Transmission Operator shall take any action required by a final and binding order of any public authority having jurisdiction or in any emergency for the safety of the Transmission System. 19. Operation and Maintenance Payments (a) The Operator designated by the Ownership Agreement has established pursuant to Section 11 thereof a separate trust account (“Operation Trust Account”) in a bank located in the State of Montana and having qualifications meeting all requirements imposed upon depositories for any of the Transmission Owners. Sums of money for Costs of Transmission System Operation shall be deposited therein and the Transmission Operator shall withdraw and apply funds therefrom only as necessary to pay Costs of Transmission System Operation. - 17 - (b) The Transmission Operator shall establish upon receipt from any Transmission Owner of reasonable advance notice a trust account separate from the Operation Trust Account, subject to the same qualifications required by Section 19(a). Thereafter, sums of money for Costs of Transmission System Operation shall be deposited in said separate trust account and withdrawn as provided by Section 19(a). (c) Upon establishment of the Operation Trust Account, each Transmission Owner shall deposit (or cause deposit of) in to the Operation Trust Account, its share (i.e., equal to the sum of one-half its Requirements Share for the C-B Segment, and one-half its Requirements Share for the B-T Segment) of a working fund an amount established by the Transmission Committee as sufficient for the continuing operation of the Transmission System. The Transmission Operator shall equitably allocate the Costs of Transmission System Operation between the C-B Segment and the B-T Segment in accordance with guidelines established by the Transmission Committee. The Transmission Operator shall periodically notify each Transmission Owner at a reasonable period of time in advance, as determined from time to time by the Transmission Committee, or, in the event of an emergency as soon as practicable, of expenditures for Costs of Transmission System Operation and the allocation of such expenditures between the C-B Segment and the B-T Segment. Whether or not such expenditures are provided for in the budget, each Transmission Owner shall deposit (or cause deposit of) its Requirements Share of such expenditures in the Operation Trust Account in funds immediately available on the dates specified in the notification. (d) The Operation Trust Account, or the separate trust account established pursuant to Section 19(b), may from time to time be combined with the Construction Trust Account established pursuant to Section 8 of the Ownership Agreement or Section 16 of this Agreement as determined by the unanimous action of the Transmission Committee. 20. Accounting and Reports (a) Transmission Operator shall keep up-to-date Transmission System books and records of Transmission System financial transactions and other arrangements in carrying out the terms of this Agreement. Such books and records shall contain information supporting the allocation of Transmission Operator’s administrative and general costs associated with the Transmission System. Such books and records shall be retained by Transmission Operator for such period as is required by the rules and regulations of the Federal Energy Regulatory Commission or such longer period determined by the Transmission Committee and shall be made available for inspection and audit by each of the Transmission Owners at any reasonable time. (b) Any contract with any consultant or contractor of Transmission Operator providing for reimbursement of costs or expenses of any kind shall require the keeping and maintenance of books, records, documents and other evidence pertaining to the costs and expenses incurred or claimed under such contract to the extent, and in such detail, as will properly reflect all costs related to this Agreement and shall require such books, records,

- 18 - documents and evidence to be made available to each of the Transmission Owners at all reasonable times for review and audit. Each of the Transmission Owners shall have the right to examine and copy all plans, specifications, bids and contracts relating to the Transmission System provided that proprietary information subject to confidentiality agreements shall only be disclosed in accordance with the terms of such agreements. (c) All accounts shall be kept so as to permit conversion to the system of accounts prescribed for electric utilities by the Federal Energy Regulatory Commission, but the manner in which accounts are kept pursuant to this Agreement is not intended to be determinative of the manner in which they are treated in the books of account of the Transmission Owners. (d) Transmission Operator shall cause all books and records to be audited annually by independent Certified Public Accountants of national reputation acceptable to all the Transmission Owners. Copies of such audits shall be supplied to each Transmission Owner. The cost of such periodic audits shall be a Transmission System cost. Any Transmission Owner may request a more frequent audit, but in that case the requesting Transmission Owner shall pay the costs of such audit. (e) Transmission Operator shall furnish to each Transmission Owner monthly statements of Costs of Transmission System Construction and Costs of Transmission System Operation and monthly construction progress, operation and maintenance reports in accordance with guidelines established by the Transmission Committee. The Transmission Operator shall also furnish to each Transmission Owner such other reports as may from time to time reasonably be requested by such Transmission Owner. At the request of any Transmission Owner, Transmission Operator shall provide certificates signed by a responsible officer of Transmission Operator or an individual designated by him for such signature setting forth the status of Costs of Transmission System Construction and application of funds. The certificate shall be in such form and contain such information as is reasonably requested by such a Transmission Owner. 21. Insurance (a) The Transmission Operator shall procure at the earliest practicable time and thereafter maintain in effect at all times hereinafter provided, to the extent available at reasonable cost and in accordance with standards prevailing in the utility industry for projects of similar size and nature, adequate insurance coverage of the Transmission System with responsible insurers, with each Transmission Owner as a named assured and with losses payable to the respective Transmission Owners for their benefit as their respective interests may appear, to protect and insure against: worker’s compensation and employer’s liability, public liability for bodily injury and property damage, all risks of physical damage to property or equipment, including transportation and installation perils, and such other insurance as the Transmission Committee deems necessary, with reasonable limits and subject to appropriate exclusions and deductibles. Self-insurance under the State of Montana’s worker’s compensation laws may be substituted for the referenced worker’s compensation and employer’s liability insurance and the Transmission Owners agree to - 19 - cooperate to establish a procedure whereby the cost of such self-insurance shall be levelized over a three (3) to five (5) year period. (b) Each Transmission Owner shall ensure that each of its policies of insurance that may be applicable to any claims arising in connection with the Transmission System shall provide a waiver of the insurer’s right of subrogation against, or name as additional assureds, all the other Transmission Owners and their respective agents and employees. To the extent permitted by its insurance policies, each Transmission Owner waives any rights of subrogation against all the other Transmission Owners, their agents and employees, for losses, costs, damages, or expenses arising out of the construction, operation, maintenance, reconstruction or repair of the Transmission System. (c) Copies of all policies of insurance procured pursuant to Section 21(a) shall be provided to each Transmission Owner. Upon request of a Transmission Owner, any Transmission Owner will provide copies of policies of insurance described in Section 21(b). Transmission Operator shall notify the Transmission Owners of the assertion of any claim in excess of $500,000 against the Transmission System immediately upon assertion of the same, or of the occurrence of an event likely to result in the assertion of such a claim. All claims for lesser amounts shall be reported annually by Transmission Operator to the Transmission Owners. The insurance program, policies and coverages shall be reviewed annually by the Transmission Committee. 22. Transmission Committee (a) There is hereby established a Transmission Committee to facilitate effective cooperation, interchange of information and efficient management of the Transmission System, on a prompt and orderly basis. The Transmission Committee shall be composed of five (5) members. Each party (or its successors and assigns acting collectively) shall appoint one (1) Transmission Committee member. Each Transmission Committee member shall have the right to vote the Requirement Share of the party (or its successors and assigns) that appointed such member. A member shall vote as a unit its entire Requirement Share in the Segment affected by such vote. (b) Upon execution of this Agreement, each party shall notify all of the other parties of the Transmission Committee member initially appointed by it. Any party (or its successors and assigns acting collectively) may change its appointment by giving written notice of the change to all of the Transmission Owners. Any party (or its successors and assigns acting collectively) may appoint an alternate or alternates to serve on the Transmission Committee in the absence of the regular Transmission Committee member or to act on specified occasions or with respect to specified occasions or with respect to specified matters. Any reference herein to “Transmission Committee member” includes the member’s alternate in the absence of the member. (c) The Transmission Committee shall meet regularly, but not less often than once in each calendar year, as may be agreed upon, and at such other times as requested by any Transmission Committee member upon three days written notice. Meetings of the - 20 - Transmission Committee may be held or members thereof may participate in a meeting of such Transmission Committee by means of conference telephones or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting by means of conference telephones or similar communications equipment shall constitute presence in person at the meeting. The Transmission Committee may appoint such subcommittees as it deems necessary or appropriate and by unanimous action, may delegate approval authority to such subcommittees. Transmission Operator shall prepare written minutes of all meetings and distribute them to each Transmission Committee member within a reasonable time after each meeting. Unless otherwise mutually agreed, Transmission Operator’s member shall act as Chairman of the Transmission Committee. (d) Any action which may be taken at a meeting of the Transmission Committee may be taken without a meeting if all Transmission Committee members consent in writing. The Transmission Committee may, by unanimous action, adopt written procedures for review and approval of matters requiring Transmission Committee approval, which procedures may include, but are not limited to, modifying of maximum allowable times for approval, waiver of portions of information required and advance approvals. (e) Transmission Operator shall use its best efforts to keep all members of the Transmission Committee informed of all significant matters with respect to Transmission System Construction, operation and maintenance of the Transmission System (including, without limitation, plans, specifications, engineering studies, environmental reports, budgets, estimates and schedules) and, when practicable, in time for members to comment thereon before decisions are made, and shall confer with the Transmission Committee, or separately with members thereof, during the development of any of Transmission Operator’s proposals regarding such matters when practicable to do so. Upon request of any Transmission Committee member, Transmission Operator shall furnish or make available, with reasonable promptness and at reasonable times, any and all other information relating to construction, operation and maintenance of the Transmission System. (f) Transmission Operator shall submit each of the matters listed below to the Transmission Committee for approval, which approval must be by a vote of Transmission Operator’s Transmission Committee member, plus at least two other Transmission Committee members so that the Transmission Committee members voting for approval represent at least 55% of the total Requirement Shares of each Segment affected by such matter. (i) Any proposal made by two Transmission Committee members appointed by Transmission Owners other than Transmission Operator except as provided in Section 22(j); (ii) Transmission System Construction and Transmission System operating budgets and changes therein except as provided in Section 22(j); - 21 - (iii) Any changes in the working fund in the Construction Trust Account or Operation Trust Account, except as provided in Section 16(i) or Section 19(d); (iv) Award of any contract, approval of any change order, or payment of any controverted claim, in excess of $500,000; (v) Insurance coverage, including limits and choice of insurers; (vi) Estimate of cost of repair or damage to the Transmission System if in excess of $2,000,000, recommendation whether to repair in whole or in part or to remove from service, construction budget for repair of Transmission System; (vii) Disposition of surplus property having a value of such minimum amount as is established by the Transmission Committee; (viii) Settlement of third party claims against the Transmission System in excess of $500,000; (ix) Any proposal by Transmission Operator to issue a purchase order to any other Transmission Owner for facilities, goods, services, or other items to be provided to the Transmission System; (x) Any other action required to be taken by the Transmission Committee pursuant to this Agreement for which a procedure or voting percentage for reaching approval is not otherwise specifically provided. (g) All proposals of Transmission Operator relating to any matters regarding the construction, operation and maintenance of the Transmission System submitted to the Transmission Committee under any provisions of this Agreement shall include itemized cost estimates and other detail sufficient to support a comprehensive review. Upon request, Transmission Operator shall furnish or make available all supporting reports, analyses, recommendations or other documents pertaining thereto. Transmission Operator shall prepare and furnish such documents to each Transmission Owner as may be required by any regulatory authority to be maintained by such Transmission Owner. (h) If any matter submitted to the Transmission Committee under Section 22(f) is not approved by a vote within 10 days after the original submission to the Transmission Committee, or within such longer time as the Transmission Committee may decide upon unanimously, then each member of the Transmission Committee who declines to vote approval, upon demand of Transmission Operator or any Transmission Committee member voting for approval of the matter, shall specify in a written statement his reasons for declining approval, and shall also state therein what alternative, if any, is acceptable to him. Such statement shall be submitted to the other Transmission Committee members within 10

- 22 - days after expiration of the later of (i) the member’s receipt of a demand for a written statement of his reasons for declining approval or (ii) such longer period as the Transmission Committee may decide upon unanimously. Each member who has not submitted such written statement within the time provided in the preceding sentence shall be deemed to have approved the matter as submitted by Transmission Operator. Immediately after receipt of such statements from Transmission Committee members representing at least 30% of the total Requirement Shares of each Segment affected by such matter, Transmission Operator may refer the disputed matter to arbitration pursuant to Section 23 hereof. If Transmission Operator elects not to do so and does not submit an alternative proposal, Transmission Committee members representing at least 30% of the total Requirement Shares of each Segment affected by such matter may refer such matter to arbitration pursuant to Section 23. (i) Two Transmission Committee members appointed by Transmission Owners other than Transmission Operator may submit to the Transmission Committee any proposal which conforms with the requirements imposed on Transmission Operator under Section 22(g) by serving a copy of such proposal on all other Transmission Committee members. Within 15 days after receipt of such proposal, Transmission Operator shall submit one or more written alternative proposals. Such an alternative proposal may be that the Transmission System continue to be constructed, operated or maintained in the manner previously planned. The Transmission Committee shall meet with reasonable promptness and vote on such proposals. If the Transmission Committee approves in accordance with this section any of Transmission Operator’s proposals, the proposal of the other Transmission Committee members shall be dismissed and Transmission Operator shall implement its approved proposal. If the Transmission Committee does not approve any of Transmission Operator’s proposals, as they may be amended, the Transmission Committee shall vote on the proposal or proposals of the other Transmission Committee members and if the Transmission Committee approves in accordance with this section any such proposal, Transmission Operator shall proceed with the approved proposal. If the Transmission Committee does not approve any of the proposals submitted, it shall require submission of further proposals or it shall dismiss all proposals. If the Transmission Committee does not require further proposals or dismisses all proposals, the Transmission Committee member appointed by Transmission Operator or the Transmission Committee members submitting any such proposal, as the case may be, may submit its proposal to arbitration within 15 days after the Transmission Committee vote. The arbitrator shall then consider Transmission Operator’s proposal and determine if its proposal is in accordance with Prudent Utility Practice. If the arbitrator so determines, Transmission Operator shall proceed accordingly and the proposal of the other Transmission Committee members shall be dismissed. If the arbitrator determines Transmission Operator’s proposal is not in accordance with Prudent Utility Practice, he shall then consider the proposal of such other Transmission Committee members and determine if such proposal of such other Transmission Committee members is in accordance with Prudent Utility Practice. If the arbitrator determines such proposal is in accordance with Prudent Utility Practice, Transmission Operator shall proceed with the proposal. If the arbitrator determines that none of the proposals conform with Prudent Utility Practice, he shall dismiss all proposals and terminate the arbitration. - 23 - (j) Any proposal for Transmission System Elective Capital Additions must be submitted to the Transmission Committee for consideration in advance of the proposed implementation of the proposed Transmission System Elective Capital Addition. All Transmission Owners shall share the costs of Transmission System Elective Capital Additions study work requested and approved by the Transmission Committee by a vote of Transmission Committee members representing at least 85% of the total Requirements Shares of each Segment to which said addition is made. All other study costs shall be borne by the Transmission Owners that proposed the Transmission System Elective Capital Additions. Transmission Owners, through the Transmission Committee, shall have the opportunity to consider the proposed Transmission System Elective Capital Addition for a period of one hundred twenty (120) days following the date the Transmission Committee establishes as the date upon which studies are deemed complete pursuant to a vote of the Transmission Committee pursuant to Section 22(f) of this Agreement. By the end of this period, each Transmission Owner, by notice to the representatives of all other Transmission Owners on the Transmission Committee, must elect whether it will become a Participating Transmission Owner. The default election is to not participate in the proposed Transmission System Elective Capital Addition. (k) The Transmission Committee is the successor to the group known as the Steering Committee with respect to the Transmission System, and by execution of this Agreement, each Transmission Owner ratifies, confirms and adopts all prior actions of said Steering Committee. (l) Any of the specific dollar limitations contained in subsections (iv), (vi) and (viii) of Section 22(f) may be changed from time to time with approval of Transmission Committee members representing at least 85% of the total Transmission Ownership Percentages. (m) Each Transmission Owner agrees that it will respond to and process requests for transmission service on, a generator interconnection to, or a transmission-to-transmission interconnection to a segment of the Colstrip Transmission System in a manner consistent with the procedures set forth in Appendix A hereto (Colstrip Transmission System – Transmission Service and Interconnection Processes and Procedures). 23. Arbitration Any controversies arising out of or relating to this Agreement which cannot be resolved through negotiations among the Transmission Owners within thirty (30) days after inception of the matter in dispute shall, upon demand of any Transmission Owner involved in the controversy, be submitted to an Arbitrator having demonstrated expertise in the matter submitted. If the Transmission Owners cannot mutually agree upon such Arbitrator, then upon petition of any Transmission Owner, such Arbitrator shall be appointed by the Superior Court of the State of Washington, in and for the County of Spokane. The arbitration shall be conducted in Spokane, Washington, pursuant to the Washington Arbitration Act, RCW Chapter 7.04 as the same may be amended from time to time. The Arbitrator shall render his decision in writing not later than thirty (30) days after the matter - 24 - has been submitted to him, and such decision shall be conclusive and binding upon the Transmission Owners. The costs incurred by any arbitration proceedings shall be charged to Costs of Transmission System Construction or Costs of Transmission System Operation, whichever may be appropriate; provided that each party shall bear its own attorneys’ fees and costs of witnesses. 24. Liabilities (a) Each Transmission Owner releases each other Transmission Owner and its directors, officers, employees and agents, from any consequential damages (including, but not limited to, any loss of use, revenue or profit and any replacement power costs), arising out of Transmission System Construction or the construction, operation, maintenance, reconstruction, repair, expansion or decommissioning of the Transmission System, the Project, Colstrip Units #1 and #2 or any equipment installed to protect the Project or Colstrip Units #1 and #2 (collectively, the “Colstrip System”) from SSR. (b) The Colstrip System and each Transmission Owner’s electric system shall be designed, constructed, operated, maintained and used in conformance with accepted electric utility practices: (i) to minimize electric disturbances such as, but not limited to, the abnormal flow of power which may interfere with the Colstrip System, the electric system of any other Transmission Owner or any electric system connected with the Colstrip System or such other Transmission Owner’s electric system; and (ii) to minimize the effect on such electric system and on each Transmission Owner’s customers of electric disturbances originating on the Colstrip System, each Transmission Owner’s electric system, or another electric system. (c) No Transmission Owner (“First Party”), its directors, officers, employees, and agents, shall be liable to any other Transmission Owner (“Second Party”) for any loss, injury or damage to the Colstrip System or the electric system of any Second Party caused by or arising out of an electric disturbance (including, but not limited to, SSR) on the Colstrip System, whether or not such electric disturbance resulted from the negligent, grossly negligent or wrongful act or omission of the First Party, its directors, officers, employees, agents or subcontractors, whether its or their own or imputed, in the design, construction, operation, maintenance, use or ownership of the Colstrip System or the First Party’s electric system, or the performance or nonperformance of the obligation of any Transmission Owner under Section 24(b) of this Agreement; provided, however, that such loss, injury or damage does not result from action taken or not taken by the First Party, which action is knowingly or intentionally taken or failed to be taken with intent that injury or damage would result therefrom or which action is wantonly reckless. Each Second Party releases from each other First Party, its directors, officers and employees from any such liability. - 25 - (d) Each First Party shall hold harmless and indemnify each Second Party, its directors, officers and employees, from any claims from loss, injury or damage suffered by those to whom the First Party delivers power or energy, which loss, injury or damage is caused by or arises out of an electric disturbance on the Colstrip System, whether or not such electric disturbance resulted from the negligent, grossly negligent or wrongful act or omission of the Second Party, its directors, officers, employees, agents or subcontractors whether its or their own or imputed, in the design, construction, operation, maintenance, use or ownership of the Colstrip System or the Second Party’s electric system, or the performance or nonperformance of the obligation of any Transmission Owner under Section 24(b) of this Agreement; provided, however, that such loss, injury or damages does not result from action taken or not taken by the Second Party, which action is knowingly or intentionally taken or failed to be taken with intent that injury or damage would result therefrom or which action is wantonly reckless. (e) Each Transmission Owner shall make good faith efforts to amend the Agreement Limiting Liability Among Western Interconnected Systems and the Western Interconnected Electric Systems’ Excess Liability Insurance Policy (the “Program”) so that the Colstrip System qualifies under the Program as a single electric system separate from Montana’s electric system. If the Program cannot be so amended, then, for a period of two (2) years commencing with the later of (i) the energization of the Transmission System, or (ii) commercial operation of the Project, the Transmission Owners shall either indemnify Montana against, or name Montana as an insured party under insurance policies providing protection against, third party property loss or injury arising out of the construction, operation, maintenance, reconstruction and repair of the Colstrip System in the amount of the deductible limit Montana then provides in accordance with Prudent Utility Practice under its third party liability insurance policies. (f) Throughout the term of this agreement, the Colstrip System shall be a party to the Program or an equivalent arrangement. (g) Notwithstanding Section 24(a) of this Agreement, Transmission Operator shall be liable for, and shall indemnify, defend and hold harmless each Transmission Owner and its directors, officers, employees, and agents from and against, any losses, damages, liabilities, costs, expenses, claims or penalties arising from performing or failing to perform the duties and functions of Transmission Operator, including administrative and accounting duties, (collectively as used in this Section 24(g), “Liabilities”), to the extent such Liabilities are proximately caused by (i) gross negligence or willful misconduct of such Transmission Operator or its directors, officers, employees, and agents or (ii) failure of the Transmission Operator to perform any material obligation under this Agreement; provided, however, in no event shall the Transmission Operator be obligated under this Agreement to indemnify, defend or hold harmless a Transmission Owner or its directors, officers, employees, and agents from and against any such Liabilities to the extent arising from (i) gross negligence or willful misconduct of such Transmission Owner or its directors, officers, employees, and agents (other than the Transmission Operator); or (ii) failure of such Transmission Owner to perform any material obligation under this Agreement.

- 26 - (h) Nothing in this section shall be interpreted or construed as creating any duty to, any standard of care with reference to, or any liability to anyone not a party to this agreement. 25. Default (a) Upon failure of a Transmission Owner to make or cause to be made any payment when due, or to perform or cause to be performed any other obligation to be performed by it pursuant to the terms, covenants and conditions contained in the Project Agreements, any other Transmission Owner may make written demand upon said Transmission Owner for such payment or performance. Any Transmission Owner making such a demand shall concurrently deliver copies of the demand to all other Transmission Owners. (b) If the failure of a Transmission Owner is to make a payment when due and such failure is not cured within five (5) days from the date of a demand made pursuant to Section 25(a), it shall constitute a default at the expiration of such period. (c) If the failure of a Transmission Owner is to perform any obligation contained in the Project Agreements other than to make payments when due and such failure is not cured within 30 days from the date of a demand made pursuant to Section 25(a) or, if it could not be cured within said 30 days, within a reasonable period after the date of such demand, it shall constitute a default at the expiration of such period. (d) If a Transmission Owner shall dispute a default asserted against it, then such Transmission Owner shall timely make or cause to be made payment of any sums in dispute or perform the obligation in dispute but may do so under protest. Such protest shall be in writing, shall specify the reasons upon which the protest is based and copies thereof shall be mailed to the other Transmission Owners. Upon resolution of such dispute, the payments advanced or made between Transmission Owners, as in this paragraph provided, shall be adjusted appropriately. (e) All disputes referred to in Section 25(d) shall be submitted to arbitration pursuant to Section 23 to determine the extent, if any, of the obligation of the Transmission Owner disputing such default. If payment or performance is timely made under protest, an act of default shall not be deemed to have occurred. (f) In the event that a Transmission Owner is in default because of failure to make payments when due, then the following shall occur during the period such Transmission Owner is in default unless the nondefaulting Transmission Owners elect otherwise in writing: (i) The defaulting Transmission Owner shall have no right to use the Transmission System; - 27 - (ii) The defaulting Transmission Owner’s rights to use the Transmission System shall be deemed to be assigned to the Transmission Operator on behalf of the nondefaulting Transmission Owners during the period of default and may be sold by the Transmission Operator and the proceeds applied to the amounts owed by the defaulting Transmission Owner pursuant to the Project Agreements. In the event of a default, the nondefaulting Transmission Owners are authorized to execute, deliver and file on behalf of all Transmission Owners, such notices, demands, agreements, consents, financing statements, applications and other documents as are necessary or appropriate to implement the provisions of this subsection to the full extent legally possible; provided that if the default is cured, the nondefaulting Transmission Owner shall take such reasonable action as may be requested by the Person curing such default to reflect the fact that such default has been cured. In the event that any of the provisions of this subsection are waived by nondefaulting Transmission Owners or are held to be unenforceable by competent authority, then the remaining provisions shall be severable and in full force and effect. (g) Payments not made when due may be advanced by other Transmission Owners and, if so advanced, shall bear interest until paid at the rate of 2% per month or the highest lawful rate, whichever is lower. (h) In addition to the rights granted in this Section 25, any nondefaulting Transmission Owner may take any action, at law or in equity, including an action for specific performance, to enforce this Agreement and to recover for any loss, damage or payment advances, including attorneys’ fees in all trial and appellate courts and collection costs incurred by reason of such default. (i) Section 25(f) shall not create an encumbrance prior to the lien of any existing mortgage, loan or credit agreement of each Transmission Owner except to the extent permitted thereunder. (j) Each act or omission to act which becomes an act of default hereunder shall be treated as a separate act of default under this Section 25. 26. Uncontrollable Forces No Transmission Owner shall be considered to be in default in the performance of any of its obligations hereunder, other than obligations of such Transmission Owner to pay costs and expenses, if failure of performance shall be due to uncontrollable forces. The term “uncontrollable forces” shall mean any cause beyond the control of the Transmission Owner failing to perform and which, by the exercise of reasonable diligence, such Transmission Owner is unable to overcome, and shall include but not be limited to an act of God, fire, flood, explosion, strikes, labor disputes, labor or materials shortages, sabotage, an act of the public enemy, civil or military authority, including court orders, injunctions, and orders of government agencies with proper jurisdiction prohibiting acts necessary to performance - 28 - hereunder or permitting any such act only subject to unreasonable conditions, insurrection or riot, an act of the elements, failure of equipment, inability to obtain or ship materials or equipment because of the effect of similar causes on suppliers or carriers or failure of any governmental agency to timely act. Nothing contained herein shall be construed so as to require a Transmission Owner to settle any strike or labor dispute in which it may be involved. Any party rendered unable to fulfill any obligation by reason of uncontrollable forces shall exercise due diligence to remove such inability with all reasonable dispatch. 27. Waiver of Right to Partition So long as the Transmission System or any part thereof as originally constructed, reconstructed or added to is used or useful for the transmission of electric power and energy, or to the end of the period permitted by applicable law, whichever first occurs, the Transmission Owners waive their right to partition whether by partition in kind or sale and division of the proceeds thereof, and agree that they will not resort to any action at law or in equity to partition and further waive the benefit of all laws that may now or hereafter authorize such partition of the properties comprising the Transmission System. It is agreed this covenant shall be deemed to run with the land. All instruments of conveyance which effect, evidence or vest each Transmission Owner’s respective ownership interest in the Transmission System shall contain this waiver of right to partition. 28. Transfers and Assignments All or any part of the interest of each Transmission Owner in the Transmission System or any part thereof, and all or any part of the rights set forth in the Project Agreements which relate to such interest, may be transferred and assigned as follows, but not otherwise: (a) To any mortgagee, trustee or other secured party, as security for bonds or other indebtedness of such Transmission Owner, present or future, and such secured party may transfer or assign the interest given as security pursuant to, or in lieu of, a foreclosure of the lien (or the exercise of power of sale) held by such secured party, provided that the transferee or assignee assumes all of the duties and obligations of the Transmission Owner making the transfer or assignment under the Project Agreements which relate to the interest being transferred or assigned; (b) To any financial institution leasing an interest in the Project to the Transmission Owner making the transfer or assignment provided that such financial institution shall not transfer or assign the interest transferred or assigned to it other than to such Transmission Owner or, the transferee or assignee of such financial institution’s interest in the project; (c) To any financial institution acting as trustee under a construction trust agreement with the Transmission Owner making the transfer or assignment in the Project; provided that such financial institution shall not transfer or assign the interest transferred or - 29 - assigned to it other than to such Transmission Owner or the transferee or assignee of such financial institution’s interest in the Project. (d) To any Person in the electric utility business into which or with which the Transmission Owner making the transfer may be merged or consolidated or to which the Transmission Owner transfers substantially all of its assets; (e) To any Person wholly owning, wholly owned by, or wholly owned in common with the Transmission Owner making the transfer; (f) To any other Person, provided that the Transmission Owner shall first offer to transfer its interest or any part thereof to the other Transmission Owners, at the amount of, and on terms not less advantageous than, those of a bona fide offer from a buyer able and willing to purchase such Transmission Owner’s interest. The portion of such interest to be offered to each Transmission Owner pursuant to this subsection (f) shall be equal to the proportionate interest of such Transmission Owner in the Transmission System after excluding the interest being offered. The initial offer shall be kept open for a period of 90 days. If, at the end of the 90-day period, any Transmission Owner shall have failed to accept such offer, the proportionate interest offered to such Transmission Owner shall be offered on a pro rata basis to the other Transmission Owners, who shall have a further period of 7 days to accept the same. The process referred to in the immediately preceding sentence shall be repeated until all Transmission Owners then being offered an interest shall have failed to accept such offer. (g) To any other Person with the written consent of all Transmission Owners. Transfers or assignments shall not relieve any Transmission Owner of any obligation hereunder, except to the extent agreed in writing by all other Transmission Owners. Any attempted or purported transfer made other than in accordance with this Section 28 either voluntarily or by operation of law shall be void and of no effect. 29. Obligations Are Several The duties, obligations and liabilities of the Transmission Owners hereunder are intended to be several and not joint or collective and no Transmission Owner shall be jointly or severally liable for the acts, omissions, or obligations of any other Transmission Owner. Nothing herein contained shall be construed to create an association, joint venture, partnership or impose a partnership duty, obligation or liability, among the Transmission Owners. No Transmission Owner shall have a right or power to bind any other Transmission Owner without its express written consent, except as expressly provided in this Agreement.

- 30 - 30. Notices Any notice, demand or request provided for in this Agreement served, given or made in connection therewith shall be deemed properly served, given or made if given by telephone or in person and confirmed in writing, or if in writing by acknowledged delivery or sent by registered or certified mail, postage prepaid, addressed to the Transmission Owner or Transmission Owners at its or their principal place or places of business to the attention of the president or chief executive officer of such Transmission Owners. Any Transmission Owner may at any time, and from time to time, change its designation of the person to whom notice shall be given by giving notice to the other Transmission Owners as hereinabove provided. 31. Implementation Each Transmission Owner shall take such reasonable action (including, but not limited to, the execution, acknowledgment and delivery of documents), as may be requested by any other Transmission Owner for the implementation of this Agreement. 32. Provisions for Responding to Transmission Service and Interconnection Requests and Constructing Necessary New Facilities; Additional Facilities (a) Transmission System Elective Capital Additions. Each Transmission Owner may undertake Transmission System Elective Capital Additions in accordance with the provisions set forth in Section 22(j). The Costs of Transmission System Construction of the Transmission System Elective Capital Addition shall be determined and paid for by the Participating Transmission Owners in proportion to the respective Requirements Shares of the Participating Transmission Owners in each Segment to which the addition is made unless the Participating Transmission Owners agree to a different allocation among the Participating Transmission Owners within the one hundred twenty (120) day period set forth in Section 22(j). Transmission System Elective Capital Additions shall be so installed and operated as not to burden or unreasonably interfere with the facilities of the other Transmission Owners or the Transmission System, the construction on the Transmission System lands of additional Transmission System facilities, or the ultimate full utilization of the land for the Transmission System. In the event that a Transmission Owner proposes to install or operate facilities that would require the relocation of previously installed facilities of another Transmission Owner, or of the Transmission System, but would otherwise meet the requirements of the preceding sentence, the Transmission Owner desiring to install or operate such facilities shall have the right to require such relocation if it bears all direct and indirect costs of such relocation. Any increase in the transmission capacity of a Segment of the Transmission System that results from such Transmission System Elective Capital Addition shall be allocated among the Participating Transmission Owners in proportion to each Participating Transmission Owner’s payment of Costs of Transmission System Construction of the - 31 - Transmission System Elective Capital Addition. The Transmission Owners shall amend this Agreement to increase the Requirements Capacity of each Participating Transmission Owner by the amount of its share of such increase in transmission capacity of such Segment. (b) Transmission Service Requests and Constructing Necessary New Facilities. Each Transmission Owner shall respond to a request it receives for transmission service (specifically excluding interconnection requests addressed in Sections 32(c) and 32(d) below) on the Transmission System consistent with applicable terms and conditions of its OATT and this Section 32(b) of this Agreement. In the event the requested transmission service cannot be provided without constructing new facilities, the Transmission Operator shall perform any required studies and coordinate the offering of study agreements as described in Section 4(c) of this Agreement only after: (i) a completed common Transmission Service application for long-term firm transmission service has been received by each Transmission Owner, (ii) receiving consent from the requesting customer to the sharing of information related to the request with the other Transmission Owners, to the extent such consent is necessary, and (iii) the Transmission System has insufficient available transfer capability to satisfy the transmission request. The Transmission Owners will use due diligence to commence and complete a Transmission System Capital Addition to add such new facilities only after the requesting party executes a long-term firm service agreement with each Transmission Owner. Any increase in the transmission capacity of a Segment of the Transmission System that results from such Transmission System Capital Addition shall be allocated among the Transmission Owners as set forth in Section 7(h) above. No Transmission Owner will have any obligation to commence or complete the Transmission System Capital Addition unless and until such long-term firm service agreement of such Transmission Owner provides for the sale to requesting party of a quantity of transmission capacity (within a megawatt) equal to: (1) Such Transmission Owner’s available transfer capability, if any, plus, (2) A share of the additional requested capacity in excess of total available transfer capability of all Transmission Owners in the absence of the Transmission System Capital Addition, which share shall equal the product of: (A) such additional requested capacity, multiplied by (B) the proportion of such Transmission Owner’s payment of Costs of Transmission System Construction of the Transmission System Capital Addition. - 32 - (c) Generator Interconnection Requests and Constructing Necessary New Facilities. Each Transmission Owner shall respond to a request for generator interconnection (specifically excluding transmission service requests addressed in Section 32(b) above and interconnection requests addressed in Section 32(d) below) to the Transmission System consistent with applicable terms and conditions of its OATT and this Section 32(c) of this Agreement. Each Transmission Owner shall respond to a request for generator interconnection to the Transmission System by (a) notifying the requesting customer to submit a common generator interconnection request to each Transmission Owner, and (b) requesting consent from the requesting customer to the sharing of information related to the request with the other Transmission Owners, to the extent such consent is necessary. Each Transmission Owner shall notify each other Transmission Owner of the receipt of a request, but not prior to receipt of the requesting customer’s consent to the sharing of information related to the request, to the extent such consent is necessary. Queue position on each Transmission Owner’s OASIS and the Transmission Owners’ commencement of processing of such interconnection requests, including the Transmission Operator's performance of any required studies as described in Section 4(c) of this Agreement, shall be based on the date by which the last Transmission Owner has received an interconnection request that is considered to be a valid request, and the customer has consented to the sharing of the request with the other Owners, to the extent such consent is necessary. Each Transmission Owner shall post on its OASIS any deviation from the study timelines established as described in Section 4(c) of this Agreement for generator interconnection requests. The Transmission Owners will engage in reasonable efforts to commence and complete a Transmission System Capital Addition to add the new facilities required for the requested interconnection only after the requesting party executes a single multi-party interconnection agreement with the Transmission Owners. (d) Transmission-to-Transmission Interconnection Requests and Constructing Necessary New Facilities. Each Transmission Owner shall respond to a request for transmission-to-transmission interconnection (specifically excluding transmission service requests addressed in Section 32(b) above and interconnection requests addressed in Section 32(c) above) to the Transmission System consistent with applicable terms and conditions of the orders and regulations of the Federal Energy Regulatory Commission and this Section 32(d) of this Agreement. Each Transmission Owner shall respond to a request for transmission-to-transmission interconnection to the Transmission System by (a) notifying the requesting customer to submit a common transmission-to-transmission interconnection request to each Transmission Owner, and (b) requesting consent from the requesting customer to the sharing of information related to the request with the other Transmission Owners, to the extent such consent is necessary. Each Transmission Owner shall notify each other Transmission Owner of the receipt of a request, but not prior to receipt of the requesting customer’s consent to the sharing of information related to the request, to the extent such consent is necessary. The Transmission Owners shall commence processing of any such interconnection request, including the Transmission Operator’s performance of any required studies as described in Section 4(c) of this Agreement, as of the date by which the last Transmission Owner has received an interconnection request that it deems valid, and the requesting customer has consented to the sharing of the request with the other Transmission - 33 - Owners, to the extent such consent is necessary. The Transmission Owners will engage in reasonable efforts to commence and complete a Transmission System Capital Addition to add the new facilities required for the requested interconnection only after the requesting party executes a single multi-party interconnection agreement with the Transmission Owners. (e) Each of the Transmission Owners releases all other Transmission Owners and their agents and employees from claims to profits, charges, rents, or benefits that may arise from use by any Transmission Owner of Transmission System real property and property rights permitted by this Section 32. 33. Regulatory Approval It is understood that transfers of property under this Agreement may be subject to the jurisdiction of state or federal regulatory agencies. Such transfers shall not be effective until all required approvals and all other required action by such agencies having jurisdiction shall have been obtained. 34. Rule Against Perpetuities or Similar or Related Rules If the duration of any term or condition of this Agreement shall be subject to the rule against perpetuities or a similar or related rule, then the effectiveness of such term or condition shall not extend beyond (i) the maximum period of time permitted under such rule, or (ii) the specific applicable period of time expressed in this Agreement, whichever is shorter. For purposes of applying the rule against perpetuities or a similar or related rule, the measuring live in being shall be of the officers and directors of Montana shown in its 1980 Annual Report, together with all such listed persons’ children, all of whom are living on the date of execution of this Agreement. As used in this paragraph, the word “children” shall have its primary and generally accepted meaning of descendants of the first degree. 35. Termination At any time after the end of the Project pursuant to Section 31 of the Ownership Agreement, any Transmission Owner, for any cause deemed by it sufficient, may propose termination of this Agreement. In such event, the Transmission Owner proposing termination shall offer to assign all its right, title and interest in and to the Transmission System to the other Transmission Owners, pro rata according to their then Transmission Ownership Percentages. Such other Transmission Owners shall have the right, but not the obligation, to purchase all or any part of such Transmission System at the then-depreciated original cost thereof, less cost of salvage. To the extent such facilities are not purchased by the other Transmission Owners, the Transmission Operator shall sell for removal to the highest bidder all salable parts of the Transmission System which can be removed from service without impairing the efficiency or usefulness of the Transmission System Capacity that each other Transmission Owner is entitled to use. After deducting all costs of such removal, including, without limiting the generality of the foregoing, the cost of meeting all applicable requirements of law, the Transmission Operator shall, if there are net proceeds,

- 34 - distribute to each Transmission Owner whose interest in the Transmission System is being terminated its Transmission Ownership Percentage of said net proceeds. Upon such removal, this Agreement shall terminate as to those Transmission Owners proposing termination, and such Transmission Owners shall have no right, title or interest in the Transmission System remaining after such removal. If the right, title and interest of Transmission Owner proposing termination are not completely purchased by the other Transmission Owners, that portion not purchased shall become the property of such other Transmission Owners in proportion to their Transmission Ownership Percentage. If all Transmission System facilities are being removed from service and if the Transmission Operator should determine that they will bring a greater amount at salvage if sold as a unit, including land and structures, than they would if it were dismantled and the salable parts removed and sold, then the Transmission Operator may sell the Transmission System as a unit to the highest bidder. After deducting all costs of ending the Transmission System, including, without limiting the generality of the foregoing, the cost of decommissioning, razing all structures and disposing of the debris and meeting all applicable requirements of law, the Transmission Operator shall, if there are net proceeds, distribute to each Transmission Owner its proportionate share of such proceeds according to its Transmission Ownership Percentage. In the event such costs of ending the Transmission System exceed available funds, each Transmission Owner shall pay its Transmission Ownership Percentage of such excess as incurred. 36. Effective Date; Term This Agreement shall be effective and binding when: (1) executed by the Transmission Owners, and (2) accepted by the Federal Energy Regulatory Commission without the imposition of any conditions or modifications that are considered unacceptable by any Transmission Owner. Once effective, this Agreement shall supersede all prior versions. This Agreement shall continue until terminated pursuant to Section 35. 37. Miscellaneous (a) The headings of the clauses of this Agreement are inserted for convenience of reference only and shall not affect the meaning or construction thereof. (b) The singular of any term in this Agreement shall encompass the plural and the plural the singular, unless the context otherwise indicates. (c) This Agreement shall be construed in accordance with the laws of the State of Montana, except that Section 23 shall be construed in accordance with the laws of the State of Washington. (d) This Agreement shall not be amended except by written instrument executed, acknowledged and delivered by all of the Transmission Owners. - 35 - (e) This Agreement shall not be construed to create rights in, or to grant remedies to, any third party as a beneficiary of this Agreement or as a beneficiary of any duty, obligation, or undertaking established in this Agreement. Nothing in this Agreement is intended to restrict the right of any Person to seek an order from the Commission under the Federal Power Act. - 36 - IN WITNESS WHEREOF, the parties hereto have executed this Agreement in several counterparts each of which is an original and all of which constitute one and the same agreement. NORTHWESTERN CORPORATION D/B/A NORTHWESTERN ENERGY /s/ Michael R. Cashell By:_____________________________ Vice President - Transmission Its______________________________ STATE OF MONTANA ) ) ss. COUNTY OF SILVER BOW ) On this ___ day of _____________, 2013, before me, the undersigned, a Notary Public in and for the State of Montana, personally appeared Michael R. Cashell, known to me to be the Vice President - Transmission of the NORTHWESTERN CORPORATION D/B/A NORTHWESTERN ENERGY and acknowledged to me that he executed the within instrument on behalf of that corporation. IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal the day and year in this certificate first above written. [ORIGINAL IS NOTARIZED] _____________________________ Print Name:_________________ Notary Public in and for the State of Montana Residing at _______, Montana My Commission expires _________ - 37 - PUGET SOUND ENERGY, INC. /s/ David E. Mills By:_____________________________ Vice President Energy Supply Operations Its______________________________ STATE OF WASHINGTON ) ) ss. COUNTY OF KING ) On this ___ day of _____________, 2013, before me, the undersigned, a Notary Public in and for the State of Washington, personally appeared David E. Mills, known to me to be the Vice President Energy Supply Operations of PUGET SOUND ENERGY, INC. and acknowledged to me that he executed the within instrument on behalf of that corporation. IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal the day and year in this certificate first above written. [ORIGINAL IS NOTARIZED] _____________________________ Print Name:_________________ Notary Public in and for the State of Washington Residing at ____________, Washington My Commission expires _________

- 38 - AVISTA CORPORATION /s/ Don Kopczynski By:_____________________________ Vice President, Energy Delivery Its______________________________ STATE OF WASHINGTON ) ) ss. COUNTY OF SPOKANE ) On this ___ day of _____________, 2013, before me, the undersigned, a Notary Public in and for the State of Washington, personally appeared Don Kopczynski, known to me to be the Vice President, Energy Delivery of the AVISTA CORPORATION and acknowledged to me that he executed the within instrument on behalf of that corporation. IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal the day and year in this certificate first above written. [ORIGINAL IS NOTARIZED] _____________________________ Print Name:_________________ Notary Public in and for the State of Washington Residing at ____________, Washington My Commission expires _________ - 39 - PORTLAND GENERAL ELECTRIC COMPANY /s/ William O. Nicholson By:_____________________________ Senior Vice President, Customer Service, Transmission and Distribution Its______________________________ STATE OF OREGON ) ) ss. COUNTY OF MULTNOMAH ) On this ___ day of _____________, 2013, before me, the undersigned, a Notary Public in and for the State of Oregon, personally appeared William O. Nicholson, known to me to be the Senior Vice President, Customer Service, Transmission and Distribution, of the PORTLAND GENERAL ELECTRIC COMPANY and acknowledged to me that he executed the within instrument on behalf of that corporation. IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal the day and year in this certificate first above written. [ORIGINAL IS NOTARIZED] _____________________________ Print Name:_________________ Notary Public in and for the State of Oregon Residing at ___________, Oregon My Commission expires _________ - 40 - PACIFICORP /s/ Natalie Hocken By:_____________________________ Senior Vice President, Transmission & System Operations Its______________________________ STATE OF OREGON ) ) ss. COUNTY OF MULTNOMAH ) On this ___ day of _____________, 2013, before me, the undersigned, a Notary Public in and for the State of Oregon, personally appeared Natalie Hocken, known to me to be the Senior Vice President, Transmission & System Operations of PACIFICORP and acknowledged to me that she executed the within instrument on behalf of that corporation. IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal the day and year in this certificate first above written. [ORIGINAL IS NOTARIZED] _____________________________ Print Name:_________________ Notary Public in and for the State of Oregon Residing at ___________, Oregon My Commission expires _________ Exhibit A - 1 - EXHIBIT A DESCRIPTION OF TRANSMISSION SYSTEM The Colstrip Transmission System under this Agreement consists of the following listed facilities constructed and/or reconstructed for transmitting the output of Colstrip Generating Units #1, #2, #3 and #4 from the general vicinity of Colstrip, Montana to the interconnection with Bonneville Power Administration near Townsend, Montana and includes specifically enumerated facilities at various interconnection points with Montana’s Transmission System at Colstrip and Broadview, and with the Generating Units at Colstrip. The transmission line sections listed below are construed to include all poles, towers, tower functions, counterpoise, fixtures, conductors, insulators, overhead ground (shield) wires, fences, roads, trails, real property and property rights, and other appurtenances necessary to construct, operate, and maintain the given transmission line section. The subsection and switchyards listed below are construed to include all electrical switchgear, transformers, reactors, capacitors, poles, towers, bus structures, bus conductors and insulators, foundations, control houses, relays, batteries, meters and metering equipment, local control devices, ground mats, raceways, wireways, conduits, potential devices, railroad spurs, real property and property rights, and other appurtenances necessary to construct, operate and maintain the given substation or switchyard as that operation pertains to the 500 kV line sections and their intended operation. The real property and property rights associated with the specific facilities are listed separately in Exhibit “B.” All voltages listed are nominal. COLSTRIP-BROADVIEW SEGMENT 500 kV Transmission Line Sections 1. One overhead 500 kV line, approximately 116 miles long, extending from the Colstrip 500 kV switchyard to the Broadview 500 kV switchyard NW of Billings, Montana. 2. One existing overhead 500 kV line, that was previously operated as a double circuit 230 kV line and which was converted to a single circuit 500 kV line, extending approximately 113 miles from the Colstrip 500 kV switchyard to the Broadview 500 kV switchyard NW of Billings, Montana.

Exhibit A - 2 - 500 kV Switchyards and Substations 3. The Colstrip 500 kV switchyard immediately east of Montana’s existing Colstrip 230 kV switchyard and substation, including the following major equipment and associated structures and facilities: 7 – 500 kV Power Circuit Breakers 2 Banks – 500 kV Shunt Line Reactors (approx. 100 Mvar. each) 2 Banks – 500/230/34.5 kV, Autotransformers (approx. 300/400/500 Mva. each) 2 – 230 kV 3 Ø Disconnect Switches to Interconnect with Montana’s Existing 230 kV Bus 2 Banks – 34.5 kV Switchable Shunt Reactors for System Voltage Control (approx. 45 Mvar. each) 34.5 kV Station Power Transformers Ground Mat, Excluding Underground Ties to the Plant Ground Mat Conduits to Montana’s 230 kV Switchyard Control House and to the Generating Units #1, #2, #3, and #4 Extending Only to the First Manhole Outside the Switchyard Fence Control Cables to Montana’s 230 kV Switchyard Control House, but Excluding Such Cables to the Generating Units #1, #2, #3, and #4 Fencing, Except Immediately Adjacent to Montana’s Existing 230 kV Switchyard 1 – Control House, including Supervisory Control, Telemetering, Relaying and Other Equipment and Devices therein 1 – Emergency Internal Combustion Generator Set 4. A portion of the Broadview 500 kV switchyard immediately north of Montana’s existing Broadview 230 kV switchyard and substation, including the following major equipment and associated structures and facilities related to the Colstrip-Broadview 500 kV lines and the Broadview 500/230/34.5 kV Autotransformers: All 500 kV Transmission Line Relays 2 Banks – 500 kV Shunt Line Reactor (approx. 100 Mvar. each), including relays 2 Banks – 500 kV Series Capacitors, including relays 1 Bank – 34.5 kV Switchable Shunt Reactors for System Voltage Control (approx. 90 Mvar.), including relays * 1/3 of 2 Banks – 500/230/34.5 kV Autotransformers (approx. 360/480/600 Mva. each), including relays Exhibit A - 3 - ** 7/18 of the following Common Facilities: *** 7 – 500 kV Power Circuit Breakers and 500 kV Buswork 230 kV Buswork to Interconnect at Two Existing Disconnect Switches in Montana’s 230 kV bus 2 – 34.5 kV Station Power Transformers Fencing, Except Immediately Adjacent to Montana’s Existing 230 kV Switchyard 1 – Switchyard Control House 1 – Warehouse 1 – Emergency Internal Combustion Generation Set Supervisory Control, Telemetering, Relaying and Other Equipment and Devices in the Control House which are Directly Related to the Common Facilities Listed Herein * Not including 2/3 owned exclusively by Montana ** Not including 2/9 owned exclusively by Montana *** Allocations of Common Facilities are based on the following: 1 st level – between line positions and transformer positions: 2/6 to transformers and 4/6 to lines 2 nd level – between Transmission System and Montana; Transformers: 1/3 to Transmission System and 2/3 to Montana Lines: 100% to Transmission System and 0% to Montana 3 rd level – between Segments: Transmission System: ½ to Colstrip-Broadview Segment and ½ to Broadview-Townsend Segment Allocation to Colstrip-Broadview Segment of Transmission System is therefore: 1/2 (1 x 4/6 + 1/3 x 2/6) = 7/18 Allocation Computer and ATRs 5. One-half (1/2) of the Allocation Computer and ATRs. The term “Allocation Computer” as used herein refers to the equipment and computer software primarily located at Montana Power Company’s Systems Operations Control Center in Butte, Montana, which is used to measure the output of each owners’ share of electrical generation from Colstrip Units 1& 2 and Colstrip Units 3&4 and allocates to each owner the associated transmission losses for their share of the generation output. The term “ATRs” as used herein refers to the acceleration trend relays, which include equipment and computer systems used to detect acceleration in the generation shafts of Colstrip Units 1&2 and Colstrip Units 3&4, and selectively trips the appropriate Colstrip Exhibit A - 4 - units(s) and the generation at the Montana One project, so that the electrically connected system meets the stability requirements of WSCC. BROADVIEW-TOWNSEND SEGMENT 500 kV Transmission Line Sections 1. Two overhead 500 kV lines, each approximately 133 miles long, extending from the Broadview 500 kV switchyard to the interconnection point with Bonneville Power Administration’s 500 kV double-circuit line near Townsend, Montana. 500 kV Switchyards and Substations 2. A portion of the Broadview 500 kV switchyard immediately north of Montana’s existing Broadview 230 kV switchyard and substation including the following major equipment and associated structures and facilities related to the Broadview- Townsend 500 kV lines: All 500 kV Transmission Line Relays 2 Banks – 500 kV Shunt Line Reactors (approx. 225 Mvar. (each)) including relays 2 – Neutral Reactors for Single Pole Switching, including relays 1 Bank – 34.5 kV Switchable Shunt Reactors for System Voltage Control (approx. 90 Mvar.), including relays ** 7/18 of the following Common Facilities: **** 7 – 500 kV Power Circuit Breakers and 500 kV Buswork 230 kV Buswork to Interconnect at Two Existing Disconnect Switches in Montana’s 230 kV Bus 2 – 34.5 kV Station Power Transformers Fencing, Except Immediately Adjacent to Montana’s Existing 230 kV Switchyard 1 – Switchyard Control House 1 – Warehouse 1 – Emergency Internal Combustion Generation Set Supervisory Control, Telemetering, Relaying and Other Equipment and Devices in the Control House which are Directly Related to the Common Facilities Listed Herein ** Not including 2/9 owned exclusively by Montana **** Allocations of Common Facilities are based on the following: 1 st level – between line positions and transformer positions: 2/6 to transformers and 4/6 to lines 2 nd level – between Transmission System and Montana: Exhibit A - 5 - Transformers: 1/3 to Transmission System and 2/3 to Montana Lines: 100% to Transmission System and 0% to Montana 3 rd level – between Segments: Transmission System: ½ to Colstrip-Broadview Segment and ½ to Broadview-Townsend Segment Allocation to Broadview-Townsend Segment of Transmission System is therefore: 1/2 (1 x 4/6 + 1/3 x 2/6) = 7/18 Allocation Computer and ATRs 3. One-half (1/2) of the Allocation Computer and ATRs. The term “Allocation Computer” as used herein refers to the equipment and computer software primarily located at Montana Power Company’s Systems Operations Control Center in Butte, Montana, which is used to measure the output of each owners’ share of electrical generation from Colstrip Units 1& 2 and Colstrip Units 3&4 and allocates to each owner the associated transmission losses for their share of the generation output. The term “ATRs” as used herein refers to the acceleration trend relays, which include equipment and computer systems used to detect acceleration in the generation shafts of Colstrip Units 1&2 and Colstrip Units 3&4, and selectively trips the appropriate Colstrip units(s) and the generation at the Montana One project, so that the electrically connected system meets the stability requirements of WSCC. OTHER The SSR Protection Systems are not included in the Transmission System. The term “SSR Protection Systems” as used herein refers to the plant protection relay equipment that protects Colstrip Units 1&2 and Colstrip Units 3&4 against subsynchronous resonance.

Exhibit B - 1 - EXHIBIT B REAL ESTATE (1) The Broadview Switchyard is located on the following real property: A tract of land situated in Section 34, Township 4 North, Range 23 East, P.M.M., being Tract B of Certificate of Survey No. 1520 Amended, as filed with the Clerk and Recorder of Yellowstone County, Montana, and containing 90.55 acres, more or less. (2) The Colstrip Switchyard is located on the following real property: A tract of land situated in the SE ¼ of Section 27, Township 2 North, Range 41 East, P.M.M., being Tract 1 of Certificate of Survey No. 35013, as filed with the Clerk and Recorder of Rosebud County, Montana, and containing 30.647 acres, more or less. Exhibit B - 2 - Exhibit C - 1 - EXHIBIT C CRITERIA FOR CAPACITY DETERMINATIONS Transmission Capacity determinations under Section 8 of this Agreement were made initially in accordance with the following procedures and criteria. Subsequent determinations, when necessary, will be made in accordance with the same procedures and criteria unless agreed otherwise by the Committee. Procedures: 1. Transmission Operator will make the determinations or arrange to have them made at the request of the Committee. 2. Determinations will be made by stressed system and forced flow computer simulations of the operation of appropriate portions of the interconnected network. 3. The simulations and resulting determinations of transmission capacity will be submitted to the Committee for review and concurrence. 4. Determinations will be made for both the Colstrip-Broadview Segment and the Broadview-Garrison (Broadview-Townsend) Segment of: (a) the Transmission System; (b) Montana’s Transmission System; and (c) the integrated combination of the two Systems (Integrated System). 5. Determinations will be made for normal systems with all facilities in service. 6. Changes by the Committee in these procedures or criteria or changes in the system capacities because of future developments, additions or changed conditions will be recorded in appropriate amendments to this Exhibit C. Criteria: 1. Simulations to determine separate capacities of the Transmission System and of Montana’s Transmission System will be performed with the two Systems isolated from each other east of Garrison insofar as is practical. 2. Transmission capacities for each System (i.e., the Transmission System, Montana’s Transmission System and the Integrated System) in each segment will be determined by stressing only the system and segment being tested in a manner as agreed by the Committee. Exhibit C - 2 - 3. For the normal system determination (all facilities in service), tests of performance will be made by simulating line faults on the System being tested that cause the most severe disturbance. Satisfactory performance will be such that the System remains stable with normal clearing of the fault and the first post-fault voltage swing on any load bus in the interconnection remains at or above 80% of the nominal voltage. Generator unit dropping may be used in cases of certain three-phase faults to meet these criteria. Initial Capacity Determinations and Allocations: The parties, on the basis of several simulations performed to date of the Systems as they are projected to exist upon the initial commercial operation of Colstrip Units #3 and #4, have agreed upon initial allocations of the Integrated System Capacity in the following percentages: Colstrip- Broadview Segment Broadview – Townsend (Garrison) Segment The Transmission System 87% 75% Montana’s Transmission System 13% 25% The Integrated System 100% 100% The Integrated System Capacity has been determined as follows, subject to further study and review by the Committee in accordance with the above procedures and criteria. The above percentage allocations will be applied to the Integrated System Capacity and will serve as the basis for the initial ratchet of Section 8(b). Coltstrip- Broadview Segment Broadview- Townsend Segment Integrated System Transmission Capacity 2,598 MW 2,573 MW

EXHIBIT D
LOSS DETERMINATION AND ALLOCATIONS

Loss calculations and allocations pursuant to Section 11 will be done not less often than once each hour in accordance with the following procedures:



Garrison
Broadview
Colstrip
F
E
C
A
B
D
G
4
3
2
1

DEFINITIONS AND NOMENCLATURE

X = Metering points (arrow indicates positive direction of flow)

A = Metered power flow into Colstrip #3 & #4 step-up transformers

B = Metered power flow into Colstrip 500/230 kV autotransformers

C = Calculated power flow into Colstrip-Broadview 500 kV lines at Colstrip

D = Metered power flow into Broadview 500/230 kV autotransformers

E = Calculated power flow into Broadview-Garrison 500 kV lines at Broadview

F = Metered power flow into Broadview-Garrison 500 kV lines at Garrison

G = Metered power flow from Colstrip #1 & #2 step-up transformers

LT = Total losses to be allocated = A + B + D + F

LA = Calculated losses in Colstrip #3 & #4 step-up transformers

LB = Calculated losses in Colstrip 500/230 kV autotransformers

Exhibit D - 1 -

LC = Calculated losses in Colstrip-Broadview 500 kV lines

LD = Calculated losses in Broadview 500/230 kV autotransformers

LE = Calculated losses in Broadview-Garrison 500 kV lines

LW = Losses on all schedules using Transmission System Surplus Capacity and losses on all schedules for Persons other than the Transmission Owner providing the transmission capacity. Such losses will be determined as 5% of such schedules. Such percentage may be revised by a vote of the Transmission Committee members representing at least 85% of the total Requirement Shares of each Segment.

<u>INITIAL CALCULATION OF LOSSES (Indicated by subscript I)</u>:

$LA_I = f(|A|)$, where $f(|A|)$ means a function of $|A|$, and $|A|$ means the absolute value of A

$LB_I = f(|B|)$

$LC_I = f(|C_I|)$, where $|C_I| = |A + B - LA_I - LB_I|$

$LD_I = f(|D|)$

$LE_I = f(|F|)$, where metered power flow F is used rather than calculated power flow E.

The Transmission Committee shall determine the appropriate functions $f(|A|)$, $f(|B|)$, $f(|C_I|)$, $f(|D|)$, and $f(|F|)$, to represent losses on those facilities. These functions may include relationships of voltage, current, var flow and other appropriate constants and variables.

$LT_I = LA_I + LB_I + LC_I + LD_I + LE_I$

<u>ALLOCATION OF CALCULATION AND METERING ERROR AND OF LW:</u>

$LA = LA_I \times (LT/LT_I)\ (LT - LW)/LT = LA_I \times (LT\text{-}LW)/LT_I$

$= LA_I \times$ (Allocation Factor), where $(LT - LW)/LT_I =$ Allocation Factor

$LB = LB_I \times$ (Allocation Factor)

$LC = LC_I \times$ (Allocation Factor)

$LD = LD_I \times$ (Allocation Factor)

Exhibit D - 2 -

$LE = LE_I$ x (Allocation Factor)

As a check, the following should balance within 2 kilowatt hours:

$$LA + LB + LC + LD + LE + LW = A + B + D + F$$

<u>ALLOCATION AMONG USERS WHERE SUBSCRIPT (N) REFERS TO:</u>

N = 1 = Montana; 2 = Puget; 3 = PGE; 4 = WWP; 5 = Pacific; 6 = Bonneville

All schedules among the parties for replacement or return of losses will be excluded in the following calculation:

A_N = N's share of power flow at A

G_N = N's share of power flow at G

These shares of generation are not considered to be "schedules of power flow" in the following four equations.

BW_N = N's schedule of power flow at B subject to assessment of LW losses

SB_N = N's total schedules of power flow at B less BW_N

DW_N = N's schedules of power flow at D subject to assessment of LW losses

SD_N = N's total schedules of power flow at D less DW_N

$$B_2 = G_2 + SB_2$$

$B_N = SB_N$ for N = 3, 4, 5, 6

$$B_1 = B - B_2 - B_3 - B_4 - B_5 - B_6 - \sum_1^6 BW_N$$

$$LB_1 = |B_1| \times (LB/\sum_1^6 |B_N|)$$

* If $B_1<0$ and $|B_1| \leq (A_1 - LA_1 - LB_1)$, then $C_1 = A_1 + B_1 - LA_1 - LB_1$
* If $B_1<0$ and $|B_1| > (A_1 - LA_1 - LB_1)$, then $C_1 = 0$
* If $B_1 \geq 0$ and $C_1 = A_1 + B_1 - LA_1 - LB_1$

$C_N = A_N + B_N - LA_N - LB_N$ for $N = 2, 3, 4, 5, 6$

$D_N = SD_N$ for $N = 2, 3, 4, 5, 6$

$D_1 = D - D_2 - D_3 - D_4 - D_5 - D_6 - \sum_1^6 DW_N$ **

Exhibit D - 3 -

$LD_1 = |D_1| \times (LD/\sum_1^6 |D_N|)$

** If $D_1 < 0$ and $|D_1| \leq (C_1 - LC_1 - LD_1)$,
then $E_1 = C_1 + D_1 - LC_1 - LD_1$
** If $D_1 < 0$ and $|D_1| > (C_1 - LC_1 - LD_1)$, then $E_1 = 0$
** If $D_1 \geq 0$ then $E_1 = C_1 + D_1 - LC_1 - LD_1$

$E_N = C_N + D_N - LC_N - LD_N$ for $N = 2, 3, 4, 5, 6$

$LA_N = |A_N| \times (LA/\sum_1^6 |A_N|) = LA \times |A_N|/\sum_1^6 |A_N|$

$LB_N = |B_N| \times (LB/\sum_1^6 |B_N|) = LB \times |B_N|/\sum_1^6 |B_N|$

$LC_N = |C_N| \times (LC/\sum_1^6 |C_N|) = LC \times |C_N|/\sum_1^6 |C_N|$

$LD_N = |D_N| \times (LD/\sum_1^6 |D_N|) = LD \times |D_N|/\sum_1^6 |D_N|$

$LE_N = |E_N| \times (LE/\sum_1^6 |E_N|) = LE \times |E_N|/\sum_1^6 |E_N|$

$L_N = LA_N + LB_N + LC_N + LD_N + LE_N$

As a check, the following should balance within 2 kilowatt hours:

$$LW + \sum_1^6 L_N = A + B + D + F$$

Exhibit D - 4 -

Exhibit E - 1 - EXHIBIT E ADMINISTRATIVE AND GENERAL As a reimbursement for general office electric system administrative and general expenses and related employee benefit costs indirectly applicable to the Transmission System, but not charged thereto, Transmission Operator will charge monthly to Transmission System Costs of Construction or Costs of Transmission System Operation, as appropriate, a percentage (“Percentage Rate”) of labor costs provided for in Sections 14(b) and 14 (c) and in Sections 17(a) and 17(b) hereof, incurred by the Transmission Operator during the current month, which labor costs include a loading rate to cover pay for the time not worked, such as vacation, holiday and sick leave. The applicable Percentage Rate shall be determined annually by the Transmission Committee and shall be based upon Transmission Operator’s actual costs incurred during the previous year. The applicable Percentage Rate shall be a fraction the numerator of which is the sum of Transmission Operator’s annual (i) administrative and general salaries recorded to FERC Account 920, (ii) office supplies and expenses recorded in FERC Account 921, and (iii) an appropriate provision for employee pensions and benefits recorded in FERC Account 926 which relate to administrative and general salaries recorded in FERC Account 920, and the denominator of which Transmission Operator’s is (i) total annual electric system labor costs such as Transmission Operator’s payroll charged to construction, retirements and clearing accounts, and (ii) Transmission Operator’s labor costs billed to persons under other agreements to manage and operate joint projects. Appendix A APPENDIX A COLSTRIP TRANSMISSION SYSTEM – TRANSMISSION SERVICE AND INTERCONNECTION PROCESSES AND PROCEDURES Colstrip Transmission System – Transmission Service and Interconnection Processes and Procedures The Colstrip Transmission System – Transmission Service and Interconnection Processes and Procedures commence on the following page. Avista Corporation, NorthWestern Energy, PacifiCorp, Portland General Electric Company, and Puget Sound Energy, Inc. September 30, 2013 Colstrip Transmission System – Transmission Service and Interconnection Processes and Procedures i Colstrip Transmission System – Transmission Service and Interconnection Processes and Procedures Table of Contents 1. PURPOSE ..................................................................................................................... 1 2. DEFINITIONS .............................................................................................................. 1 3. BACKGROUND .......................................................................................................... 1 4. TRANSMISSION SERVICE REQUESTS .................................................................. 2 4.1. A Transmission Service Requests (“TSR”) ......................................................... 2 4.2. Processing of a Long-Term Transmission Service Request ................................ 2 4.3. Processing of a Short-Term Transmission Service Request ................................ 3 4.4. Submission of a Transmission Service Request Using the Request Portal .................................................................................................................... 4 4.4.1. Request Portal Access .............................................................................. 4 4.4.2. Eligibility to Submit a Transmission Service Request through the Request Portal .................................................................................... 4 4.4.3. Description of the Request Portal and Its Fields ...................................... 4 4.4.4. Application for Long-Term Transmission Service .................................. 5 4.4.5 NorthWestern Energy Performs Studies .................................................. 6 4.4.6. System Impact Study ............................................................................... 6 4.4.7. Facilities Study......................................................................................... 6 4.4.8. Transmission Service Agreement Following Study Completion ............................................................................................... 6 4.5. Dispute Resolution ............................................................................................... 7 4.6. Losses ................................................................................................................... 7 4.7. Communications .................................................................................................. 7 5. GENERATOR INTERCONNECTION REQUESTS .................................................. 7 5.1. Large Generator Interconnections ........................................................................ 7 5.1.1. Initiating an Interconnection Request ...................................................... 7 5.1.2. Scoping Meeting ...................................................................................... 7 5.1.3. Studies ...................................................................................................... 8 5.1.4. Large Generator Interconnection Agreement .......................................... 8 5.1.5. Dispute Resolution ................................................................................... 9 5.1.6. Communications ...................................................................................... 9 Colstrip Transmission System – Transmission Service and Interconnection Processes and Procedures ii 5.2. Small Generator Interconnections ........................................................................ 9 5.2.1. Initiating an Interconnection Request ...................................................... 9 5.2.2. Scoping Meeting ...................................................................................... 9 5.2.3. Studies .................................................................................................... 10 5.2.4. Small Generator Interconnection Agreement ........................................ 10 5.2.5. Dispute Resolution ................................................................................. 11 5.2.6. Communications .................................................................................... 11 6. TRANSMISSION-TO-TRANSMISSION INTERCONNECTION REQUESTS ................................................................................................................ 11 6.1. Initiating an Interconnection Request ................................................................ 11 6.2. Scoping Meeting ................................................................................................ 12 6.3. Studies ................................................................................................................ 12 6.4. Transmission-to-Transmission Interconnection Agreement .............................. 12 6.5. Dispute Resolution ............................................................................................. 12 6.6. Communications ................................................................................................ 12 7. OATT REFERENCES ................................................................................................ 13 8. FORMS ....................................................................................................................... 13 9. POSTING OF PROCEDURES .................................................................................. 13

COLSTRIP TRANSMISSION SYSTEM –

Transmission Service and Interconnection Processes and Procedures

1. PURPOSE

These Colstrip Transmission System – Transmission Service and Interconnection Processes and Procedures ("Procedures") of Avista Corporation ("AVA"), NorthWestern Energy ("NWE"), PacifiCorp ("PAC"), Portland General Electric Company ("PGE"), and Puget Sound Energy, Inc. ("PSE") (individually, "Owner" and in the plural, "Owners"). These Procedures provide procedures for requesting transmission service on, a generator interconnection to, or a transmission-to-transmission interconnection to a segment of the Colstrip Transmission System. Pursuant to section 22(m) of the Colstrip Transmission Agreement (such agreement as may be amended from time-to-time, "Agreement"),[1] each Owner agrees that it will respond to and process requests for transmission service on, a generator interconnection to, or a transmission-to-transmission interconnection to a segment of the Colstrip Transmission System in a manner consistent with the procedures set forth in these Procedures.

2. DEFINITIONS

Any capitalized term in these Procedures that is defined in the Owners' Open Access Transmission Tariffs ("OATTs") shall have the same meaning in these Procedures as set forth in the Owners' OATTs unless such term is otherwise defined in the Agreement or these Procedures.

3. BACKGROUND

The Colstrip Transmission System is jointly owned, operated, and maintained by the Owners pursuant to the terms and conditions of the Agreement. No Owner has the unilateral authority to grant an interconnection request to the Colstrip Transmission System, or expand or upgrade the Colstrip Transmission System in response to an interconnection or transmission service request. NorthWestern Energy acts as the designated operator of the Colstrip Transmission System under and pursuant to the Agreement.

The Colstrip Transmission System consists of a 500 kV transmission system between Colstrip and Broadview, and Broadview and Townsend (there is no substation at Townsend). Bonneville Power Administration owns the 500 kV transmission system between Townsend and Garrison. Pursuant to the Agreement, each Owner is currently allocated transmission capacity on each segment of the Colstrip Transmission System as follows:

---

[1] The Agreement is available on PGE's eTariff at:
http://etariff.ferc.gov/TariffSectionDetails.aspx?tid=2698&sid=109262.

Colstrip Transmission System – Transmission Service and Interconnection Processes and Procedures 1

Colstrip Transmission System Allocated Transmission Capacity		
Owner	Colstrip-Broadview Segment	Broadview-Townsend Segment
NorthWestern Energy ("NWE")	36.4%	24.3%
Puget Sound Energy, Inc. ("PSE")	33.0%	39.3%
Portland General Electric Company ("PGE")	13.6%	16.2%
Avista Corporation ("AVA")	10.2%	12.1%
PacifiCorp ("PAC")	6.8%	8.1%

4. TRANSMISSION SERVICE REQUESTS

4.1. A Transmission Service Requests ("TSR")

An Eligible Customer is encouraged to submit a request for point-to-point transmission service (long-term or short-term) or network integration transmission service over a segment of the Colstrip Transmission System through the Request Portal, described below. Alternatively, an Eligible Customer may submit a transmission service request to one or more Owners, using each Owner's individual Open Access Same-Time Information System ("OASIS") to request transmission service from that Owner within its existing available transfer capability ("ATC").

A transmission service request that seeks transmission capacity in excess of the Owners' ATC must be submitted through the Request Portal. Requests submitted through an Owner's individual OASIS, rather than through the Request Portal, that seek transmission capacity in excess of the individual Owner's ATC may result in an incomplete application and thereby require further action by the Eligible Customer.

When OASIS or the Request Portal is not operational, transmission service can be requested from each Owner via facsimile as provided for in each Owner's OATT through the incorporated North American Energy Standards Board Business Practice Standards.

4.2. Processing of a Long-Term Transmission Service Request

Upon receipt of a long-term transmission service request by an Owner through the Request Portal, the following generally describes the process that will apply:

Colstrip Transmission System – Transmission Service and Interconnection Processes and Procedures 2

Long-Term Transmission Service Request Processing Flowchart


Owner(s) receives TSR
Does the Owner(s) that received a request have sufficient ATC?
YES
NO
Has the customer made a request to all Owners?
YES
NO
Owner(s) will advise customer and direct customer to portal
Is the application complete?
YES
NO
Offer service; Owner(s) will update TSR Status
Owner(s) will advise customer of deficiency
Is the deficiency cured?
YES
NO
Is the application complete?
YES
NO
Is the deficiency cured?
YES
NO
Offer study agreement; Owner(s) will update TSR Status
Owner(s) will advise customer of deficiency
Is the deficiency cured?
YES
NO
Owner(s) will update the TSR's status to REFUSED due to insufficient application

4.3. Processing of a Short-Term Transmission Service Request

Upon receipt of a short-term transmission service request by an Owner through the Request Portal, the following generally describes the process that will apply:

Short-Term Transmission Service Request Processing Flowchart


Owner receives a short-term TSR
Do I have ATC?
YES
NO
Offer service; Owner will update TSR status
Owner will offer partial service up to ATC if any ATC, otherwise deny service.

Colstrip Transmission System – Transmission Service and Interconnection Processes and Procedures 3

4.4. Submission of a Transmission Service Request Using the Request Portal

4.4.1. Request Portal Access

The Request Portal may be accessed through any Owner's OASIS.

4.4.2. Eligibility to Submit a Transmission Service Request through the Request Portal

An Eligible Customer is only able to utilize the Request Portal to submit a transmission service request to those Owners with whom it is registered. Registration instructions are located on each Owner's OASIS.

4.4.3. Description of the Request Portal and Its Fields

The Request Portal will have the following form.

Request Portal –Transmission Service Requests						
Segment [Insert]	Start Date [Insert]			End Date [Insert]		
	AVA	PGE	PSE	PAC	NWE	Total
ATC (MW)						
Request (MW) from ATC	[Insert]	[Insert]	[Insert]	[Insert]	[Insert]	
Additional Request (MW)						[Insert]
Total Allocation by Owner (MW)						

Segment Field: In the "SEGMENT" field, an Eligible Customer must select the desired POR and POD on the Colstrip Transmission System for its transmission service request from among the options available in the dropdown menu.

Start/End Date Fields: In the "START DATE" and "END DATE" fields, an Eligible Customer must enter the date transmission service is desired to start and end, respectively, using the DD/MM/YYYY format.

ATC Fields: Once the segment and start and end dates are entered, the Request Portal will display each Owner's available transmission capacity in its respective "ATC"

Colstrip Transmission System – Transmission Service and Interconnection Processes and Procedures 4

Colstrip Transmission System – Transmission Service and Interconnection Processes and Procedures 5 field for the requested segment(s). This information is imported from each Owner’s OASIS. The quantity is displayed in whole megawatts. Request from ATC Fields: In the “REQUEST FROM ATC” field of any Owner, an Eligible Customer may enter the quantity of transmission desired (in whole megawatts) from such Owner. Only an amount up to an Owner’s ATC may be entered in the “REQUEST FROM ATC” field for such Owner. If an Eligible Customer has not previously registered with an Owner, the Request Portal will not allow a quantity to be entered for that Owner. Additional Request Field: The amount entered in this field reflects the quantity of capacity requested in excess of the total ATC of the Owners. To submit a request for capacity to the extent that the request exceeds the total ATC of the Owners and request(s) for all available ATC of the Owner(s), if any, have been entered in the request fields, an Eligible Customer must enter the quantity of transmission desired (in whole megawatts) in the “ADDITIONAL REQUEST” field. The Request Portal will allocate the requested quantity in the “ADDITIONAL REQUEST” field to each Owner in a proportion equal to the percentage of each Owner’s ownership in the segment(s). If the quantity requested crosses multiple segments of the Colstrip Transmission System, the Request Portal will allocate the requested quantity based on the segment with the lowest total Requirements Capacity. If a customer has not previously registered as an Eligible Customer with each Owner, the Request Portal will not allow a quantity to be entered. Total Allocation by Owner Fields: The Request Portal will calculate the total amount of capacity requested of each Owner (REQUEST plus ADDITIONAL REQUEST”), and display the quantities in the “ALLOCATION BY OWNER” fields. The quantities are displayed in whole megawatts. Submission of Request: An Eligible Customer submits the transmission service request to the Owner(s) by selecting the “SUBMIT” field. The Request Portal automatically submits the Eligible Customer’s request to each applicable Owner’s OASIS. 4.4.4. Application for Long-Term Transmission Service Once the request is submitted via the Request Portal, the Eligible Customer must complete the relevant portions of the common application for long-term firm transmission service, included as an attachment hereto. The application form has sections relating to each Owner, and the Eligible Customer must complete those sections for each Owner from which it is requesting service. The Eligible Customer must then submit the completed application to each Owner from which it is requesting service along with the applicable deposit required by each such Owner as specified in its OATT. Each Owner will review the submitted application pursuant to the terms of its OATT. Once each Owner determines that the application is complete, each Owner will update the transmission service request on its OASIS as appropriate. In the event Colstrip Transmission System – Transmission Service and Interconnection Processes and Procedures 6 sufficient transfer capability does not exist to accommodate the transmission service request and all available ATC of the Owner(s) has been requested, the Eligible Customer will be informed of the need to perform a System Impact Study. If Eligible Customer is submitting a request for capacity that exceeds the total ATC of the Owners, Eligible Customer shall consent to the sharing of information related to the request with the other Owners, to the extent such consent is necessary. 4.4.5 NorthWestern Energy Performs Studies With respect to studies required for any request for long-term firm transmission service, NorthWestern Energy, as the designated operator, shall, in consultation with the other Owners, perform studies in the chronological sequence measured by the date that a completed application has been received by all Owners. Each such study will be performed pursuant to a single agreement among all the Owners and the customer. The relevant study procedures are described below. 4.4.6. System Impact Study The requirements specified in Sections 19.1 to 19.3 for point-to-point transmission service requests or in Sections 32.1 to 32.3 for network integration transmission service requests of NorthWestern Energy’s OATT shall apply to any System Impact Study. However, the tendered System Impact Study Agreement will be a single form of agreement among all the Owners and the Eligible Customer. NorthWestern Energy, as the designated operator, will negotiate all applicable terms on behalf of the Owners. 4.4.7. Facilities Study The requirements specified in Sections 19.4 and 19.5 for point-to-point transmission service requests or in Section 32.4 for network integration transmission service requests of NorthWestern Energy’s OATT shall apply to any Facilities Study. However, the tendered Facilities Study Agreement will be a single form of agreement among all the Owners and the Eligible Customer. NorthWestern Energy, as designated operator, will negotiate all applicable terms on behalf of the Owners. 4.4.8. Transmission Service Agreement Following Study Completion Following completion of the study(ies), each Owner shall tender to the Eligible Customer a form of service agreement in accordance with the terms of each of its OATT. If an Eligible Customer fails to execute the service agreement offered by each Owner and provide the required letter of credit or other form of security in accordance with each such Owner’s OATT or applicable business practice(s), the Eligible Customer’s applications submitted to the Owners for such services shall be deemed terminated and withdrawn. Colstrip Transmission System – Transmission Service and Interconnection Processes and Procedures 7 4.5. Dispute Resolution If there is a dispute between an Eligible Customer and any Owner(s) relating to the System Impact Study or Facilities Study, the dispute resolution procedures set forth in NorthWestern Energy’s OATT shall apply, and all other Owners shall have the right to participate in the dispute resolution process. Any other dispute between an Eligible Customer and an Owner involving a request for transmission service shall be addressed in accordance with the dispute resolution procedures set forth in that Owner’s OATT. 4.6. Losses The Colstrip Transmission System is located in NorthWestern Energy’s electric Control Area (also referred to as a balancing authority area). NorthWestern Energy is compensated for losses as set forth in the Agreement. 4.7. Communications NorthWestern Energy, as the designated operator, may: (1) include all the other Owners in correspondence with the Eligible Customer, (2) afford access to all study information to the other Owners, and (3) provide the other Owners with timely notice of and an opportunity to attend meetings with the Eligible Customer. 5. GENERATOR INTERCONNECTION REQUESTS 5.1. Large Generator Interconnections 5.1.1. Initiating an Interconnection Request An Interconnection Customer desiring to interconnect to the Colstrip Transmission System a generator with a Generating Facility Capacity of more than 20 MW shall submit a request to interconnect a large generator (“Interconnection Request”) to each Owner utilizing the common application form, included as an attachment hereto. In addition, the Interconnection Customer shall submit, along with the application to each Owner, a deposit (application deposit) in an amount set forth in such Owner’s OATT. Customer shall also consent to the sharing of information related to the request with the other Owners, to the extent such consent is necessary. If the Interconnection Customer does not have Site Control, the Interconnection Customer must submit an additional deposit to each Owner, pursuant to Section 3.3.1 of each Owner’s LGIP. Each Owner maintains its own generator interconnection queue on its OASIS. A valid request for large generator interconnection shall be reflected on such queue. Queue position on each Owner’s OASIS shall be based on the date, by which the last Owner has received an interconnection request that is considered to be a valid request, and the customer has consented to the sharing of information related to the request with the other Owners, to the extent such consent is necessary. 5.1.2. Scoping Meeting Colstrip Transmission System – Transmission Service and Interconnection Processes and Procedures 8 NorthWestern Energy, as the designated operator, will conduct the Scoping Meeting. The requirements specified in Section 3.3.4 of NorthWestern Energy’s LGIP shall apply to the Scoping Meeting. 5.1.3. Studies After receipt by all the Owners of a valid request for large generator interconnection, NorthWestern Energy, as the designated operator, will perform the studies as set forth in its LGIP on behalf of all the Owners. Each such study will be performed pursuant to a single agreement among all the Owners and the customer. NorthWestern Energy, as the designated operator, will negotiate all applicable terms of any study agreement on behalf of the Owners. 5.1.3.1. Interconnection Feasibility Study The requirements specified in Section 6 of NorthWestern Energy’s LGIP shall apply to any Interconnection Feasibility Study. However, the tendered Interconnection Feasibility Study Agreement will be a single form of agreement among all the Owners and the Interconnection Customer. Only a single Interconnection Feasibility Study deposit will be required to be submitted to NorthWestern Energy for the study. 5.1.3.2. Interconnection System Impact Study The requirements specified in Section 7 of NorthWestern Energy’s LGIP shall apply to any Interconnection System Impact Study. However, the tendered Interconnection System Impact Study Agreement will be a single form of agreement among all the Owners and the Interconnection Customer. Only a single Interconnection System Impact Study deposit will be required to be submitted to NorthWestern Energy for the study. 5.1.3.3. Interconnection Facilities Study The requirements specified in Section 8 of NorthWestern Energy’s LGIP shall apply to any Interconnection Facilities Study. However, the tendered Interconnection Facilities Study Agreement will be a single form of agreement among all the Owners and the Interconnection Customer. Only a single Interconnection Facilities Study deposit will be required to be submitted to NorthWestern Energy for the study. 5.1.3.4. Engineering and Procurement Agreement The requirements specified in Section 9 of NorthWestern Energy’s LGIP shall apply to any Engineering and Procurement Agreement. However, the tendered Engineering and Procurement Agreement will be a single form of agreement among all the Owners and the Interconnection Customer, and NorthWestern Energy, as the designated operator, will negotiate all applicable terms on behalf of the Owners. 5.1.4. Large Generator Interconnection Agreement

Colstrip Transmission System – Transmission Service and Interconnection Processes and Procedures 9 The requirements specified in Section 11.1 through 11.3 of NorthWestern Energy’s LGIP shall apply to the tender, negotiation, and execution and filing of the Large Generator Interconnection Agreement. However, the tendered Large Generator Interconnection Agreement will be a single form of agreement among all the Owners and the Interconnection Customer. 5.1.5. Dispute Resolution Prior to the execution of the Large Generator Interconnection Agreement, if there is a dispute between an Interconnection Customer and any Owner(s) involving an application for interconnection, the dispute resolution procedures set forth in Section 13.5 of NorthWestern Energy’s LGIP shall apply, and all other Owners shall have the right to participate in the dispute resolution process. Upon execution of the Large Generator Interconnection Agreement, the dispute resolution procedures contained therein shall apply. Any other dispute between an Interconnection Customer and an Owner involving a request for interconnection shall be addressed in accordance with the dispute resolution procedures set forth in that Owner’s OATT. 5.1.6. Communications NorthWestern Energy, as the designated operator, may: (1) include all the other Owners in correspondence with the Interconnection Customer, (2) afford access to all study information to the other Owners, and (3) provide the other Owners with timely notice of and an opportunity to attend meetings with the Interconnection Customer. 5.2. Small Generator Interconnections 5.2.1. Initiating an Interconnection Request An Interconnection Customer desiring to interconnect to the Colstrip Transmission System a generator with a Generating Facility Capacity of no more than 20 MW shall submit a request to interconnect a small generator (Interconnection Request) to each Owner utilizing the common application form, included as an attachment hereto. In addition, the Interconnection Customer shall submit, along with the application to each Owner, a processing fee or deposit (application deposit) in an amount set forth in such Owner’s SGIP. Each Owner maintains its own generator interconnection queue on its OASIS. A valid request for small generator interconnection shall be reflected on such queue. Queue position on each Owner’s OASIS shall be based on the date, by which the last Owner has received an interconnection request that is considered to be a valid request, and the customer has consented to the sharing of information related to the request with the other Owners, to the extent such consent is necessary. 5.2.2. Scoping Meeting Colstrip Transmission System – Transmission Service and Interconnection Processes and Procedures 10 The requirements specified in Section 3.2 of NorthWestern Energy’s SGIP shall apply to the conduct of any Scoping Meeting. 5.2.3. Studies After receipt by all the Owners of a valid request for small generator interconnection, NorthWestern Energy, as the designated operator, will perform the studies as set forth in its SGIP on behalf of all the Owners. Each such study will be performed pursuant to a single agreement among all the Owners and the customer. NorthWestern Energy, as the designated operator, will negotiate all applicable terms of any study agreement on behalf of the Owners. 5.2.3.1. Feasibility Study The requirements specified in Section 3.3 of NorthWestern Energy’s SGIP shall apply to any Feasibility Study. However, the tendered Feasibility Study Agreement will be a single form of agreement among all the Owners and the Interconnection Customer. Only a single Feasibility Study deposit will be required to be submitted to NorthWestern Energy for the study. 5.2.3.2. System Impact Study The requirements specified in Section 3.4 of NorthWestern Energy’s SGIP shall apply to any System Impact Study. However, the tendered System Impact Study Agreement will be a single form of agreement among all the Owners and the Interconnection Customer. Only a single System Impact Study deposit will be required to be submitted to NorthWestern Energy for the study. 5.2.3.3. Facilities Study The requirements specified in Section 3.5 of NorthWestern Energy’s SGIP shall apply to any Facilities Study. However, the tendered Facilities Study Agreement will be a single form of agreement among all the Owners and the Interconnection Customer. Only a single Facilities Study deposit will be required to be submitted to NorthWestern Energy for the study. 5.2.4. Small Generator Interconnection Agreement The requirements specified in Section 4.8 of NorthWestern Energy’s SGIP shall apply to the tender, negotiation, and execution and filing of the Small Generator Interconnection Agreement. However, the tendered Small Generator Interconnection Agreement will be a single form of agreement among all the Owners and the Interconnection Customer. A form of the Small Generator Interconnection Agreement for the Colstrip Transmission System will be provided by the Owners in response to a small generator interconnection request. Colstrip Transmission System – Transmission Service and Interconnection Processes and Procedures 11 5.2.5. Dispute Resolution Prior to the execution of the Small Generator Interconnection Agreement, if there is a dispute between an Interconnection Customer and any Owner(s) involving an application for interconnection, the dispute resolution procedures set forth in Section 4.2 of NorthWestern Energy’s SGIP shall apply, and all other Owners shall have the right to participate in the dispute resolution process. Upon execution of the Small Generator Interconnection Agreement, the dispute resolution procedures contained therein shall apply. Any other dispute between an Interconnection Customer and an Owner involving a request for interconnection shall be addressed in accordance with the dispute resolution procedures set forth in that Owner’s OATT. 5.2.6. Communications NorthWestern Energy, as the designated operator, may: (1) include all the other Owners in correspondence with the Interconnection Customer, (2) afford access to all study information to the other Owners, and (3) provide the other Owners with timely notice of and an opportunity to attend meetings with the Interconnection Customer. 6. TRANSMISSION-TO-TRANSMISSION INTERCONNECTION REQUESTS 6.1. Initiating an Interconnection Request A customer desiring to interconnect transmission to the Colstrip Transmission System shall submit a request for transmission-to-transmission interconnection (a “Transmission Interconnection Request”) to each Owner, utilizing the common application form, included as an attachment hereto. In addition, the customer shall submit, along with each application, a deposit (“application deposit”) in an amount of $10,000. Each Owner shall hold the application deposit it receives, and will refund any unused portion at the end of the transmission-to-transmission interconnection study period without interest. NorthWestern Energy, as the designated operator, shall review the application for Transmission Interconnection Request for completeness. A Transmission Interconnection Request will not be considered complete until all information in the application form is received and each Owner has received both a Transmission Interconnection Request that is considered to be a valid request and the required application deposit. Within fifteen (15) business days of receipt of the application, NorthWestern Energy, as the designated operator, shall (i) notify the customer that its application is complete, or (ii) notify the customer of any deficiencies in the application, including the failure to provide one or more deposits. If the customer fails to cure all deficiencies within fifteen (15) business days after delivery of the notice of deficiency, the application for a Transmission Interconnection Request will be deemed by each Owner to be withdrawn. Transmission Interconnection Requests shall be studied in order based on the date, by which the last Owner has received a Transmission Interconnection Request that Colstrip Transmission System – Transmission Service and Interconnection Processes and Procedures 12 is considered to be a valid request, and the customer has consented to the sharing of information related to the request with the other Owners, to the extent such consent is necessary. 6.2. Scoping Meeting NorthWestern Energy may schedule and conduct a scoping meeting with the customer. 6.3. Studies After receipt by all the Owners of a valid request for transmission-to-transmission interconnection, NorthWestern Energy, as the designated operator, will perform the studies on behalf of all the Owners. Each such study will be performed pursuant to a single agreement among all the Owners and the customer. NorthWestern Energy, as the designated operator, will negotiate all applicable terms of any study agreement on behalf of the Owners. The necessary studies and respective timelines will be determined based upon the request. 6.4. Transmission-to-Transmission Interconnection Agreement Upon completion of any necessary studies, NorthWestern Energy shall tender to the customer a Transmission-to-Transmission Interconnection Agreement. However, the tendered Transmission-to-Transmission Interconnection Agreement will be a single form of agreement among all the Owners and the customer. 6.5. Dispute Resolution Prior to the execution of the Transmission-to-Transmission Interconnection Agreement, if there is a dispute between a customer and any Owner(s) involving a request for transmission-to-transmission interconnection, the dispute shall be addressed in accordance with the dispute resolution procedures provided by applicable law and regulations . Upon execution of the Transmission-to-Transmission Interconnection Agreement, the dispute resolution procedures contained therein shall apply. Any other dispute between a customer and an Owner involving a request for interconnection shall be addressed in accordance with applicable law and regulations. 6.6. Communications NorthWestern Energy, as the designated operator, may: (1) include all the other Owners in correspondence with the customer, (2) afford access to all study information to the other Owners, and (3) provide the other Owners with timely notice of and an opportunity to attend meetings with the customer.

Colstrip Transmission System – Transmission Service and Interconnection Processes and Procedures 13 7. OATT REFERENCES The references in these Procedures to provisions of the OATT are references to the current provisions of the OATT of the applicable Owner(s), as of the effective date of these Procedures and are intended to be references to such provisions as such provisions may be amended or renumbered from time-to-time. 8. FORMS The following common application forms, included as an attachment hereto, are for use to request transmission service on or interconnection to the Colstrip Transmission System:  Application for Long-Term Firm Point-to-Point Transmission Service,  Application for Large Generating Facility Interconnection Request,  Application for Small Generating Facility Interconnection Request, and  Application for Transmission Interconnection Request. These Procedures explain how the forms are to be used to request transmission service on or interconnection to the Colstrip Transmission System. These forms are only applicable for requests for transmission service on or interconnection to the Colstrip Transmission System and may not be used to request transmission service on or interconnection to any other portion of any Owner’s transmission system. 9. POSTING OF PROCEDURES These Procedures shall be posted on each Owner’s OASIS. Colstrip Transmission System - Application for Long-Term Firm Point-to-Point Transmission Service ATTACHMENT A COLSTRIP TRANSMISSION SYSTEM Application for Long-Term Firm Point-to-Point Transmission Service Colstrip Transmission System - Application for Long-Term Firm Point-to-Point Transmission Service 1 COLSTRIP TRANSMISSION SYSTEM Application for Long-Term Firm Point-to-Point Transmission Service Background – Colstrip Transmission System: The Colstrip Transmission System is jointly owned, operated, and maintained by Avista Corporation (“AVAT”), NorthWestern Energy (“NWMT”), PacifiCorp (“PACW”), Portland General Electric Company (“PGE”), and Puget Sound Energy, Inc. (“PSEI”) (individually, “Transmission Provider,” and in the plural, “Transmission Providers”) pursuant to the Colstrip Transmission Agreement (such agreement as may be amended from time-to-time, “Agreement”). NWMT acts as the designed operator of the Colstrip Transmission System under and pursuant to the Agreement. Instructions: Before requesting transmission service over a segment of the Colstrip Transmission System, please refer to the Colstrip Transmission System – Transmission Service and Interconnection Processes and Procedures, a copy of which is accessible through each Transmission Provider’s Open Access Same-Time Information System (“OASIS”). This application is designed as a common application for requesting long-term firm point-to-point transmission service from one or more of the Transmission Providers. Complete the sections relating to the Transmission Provider(s) from which service is requested. Once complete, submit the application to the Transmission Provider(s) from which service is requested along with a deposit(s) in the amount specified in each such Transmission Provider’s Open Access Transmission Tariff (“Tariff”). When OASIS or the Request Portal (see the Colstrip Transmission System – Transmission Service and Interconnection Processes and Procedures,) is not operational, transmission service can be requested from each Transmission Provider via facsimile using this form as provided for in each Transmission Provider’s Tariff through the incorporated North American Energy Standards Board Business Practice Standards. Consent to Sharing of Information: If Transmission Customer is submitting a request for capacity that exceeds the total available transfer capability (“ATC”) of the Transmission Providers, Transmission Customer hereby consents to the sharing of information, including confidential information, related to such request among the Transmission Providers and their employees and agents. Internal Use Only Date Received ________________ Time Received ________________ Received By: ________________ Colstrip Transmission System - Application for Long-Term Firm Point-to-Point Transmission Service 2 Application OASIS Reference Numbers: Insert the reference number received from the Transmission Provider’s OASIS: AREF No. on AVAT OASIS (“AVAT AREF”) AREF No. on NWMT OASIS (“NWMT AREF”) AREF No. on PACW OASIS (“PACW AREF”) AREF No. on PGE OASIS (“PGE AREF”) AREF No. on PSEI OASIS (“PSEI AREF”) Transmission Provider(s): For AVAT: Avista Corporation Manager, Transmission Services 1411 E. Mission Ave., MSC-16 Spokane, WA 99202-1902 Designated Contact Person: identified on the AVAT OASIS For NWMT: NorthWestern Energy Manager, Electric Transmission Services 40 E. Broadway St. Butte, MT 59701 Designated Contact Person: identified on the NWMT OASIS For PACW: PacifiCorp Vice President, Transmission Services 825 NE Multnomah Ste. 1600 Portland, OR 97232 Designated Contact Person: identified on the PACW OASIS

Colstrip Transmission System - Application for Long-Term Firm Point-to-Point Transmission Service 3 For PGE: Portland General Electric Company Director of Transmission and Reliability Services 121 SW Salmon St, 3WTC0402 Portland, OR 97204 Designated Contact Person: identified on the PGE OASIS For PSEI: Puget Sound Energy, Inc. Manager, Transmission Contracts 355-110th Ave. NE, EST-06E Bellevue, WA 98004 Designated Contact Person: identified on the PSEI OASIS Pursuant to Section 17.2 of the Tariff, with this written application, ______________ “Transmission Customer” provides the following required information: (i) The identity, address, telephone number and facsimile number of the entity requesting service; (ii) A statement that the entity requesting service is, or will be upon commencement of service, an Eligible Customer under the Tariff (check all that apply). Transmission Customer is an Eligible Customer under the AVAT Tariff Transmission Customer is an Eligible Customer under the NWMT Tariff Transmission Customer is an Eligible Customer under the PACW Tariff Transmission Customer is an Eligible Customer under the PGE Tariff Transmission Customer is an Eligible Customer under the PSEI Tariff Colstrip Transmission System - Application for Long-Term Firm Point-to-Point Transmission Service 4 (iii) The location of the Point(s) of Receipt and Point(s) of Delivery and the identities of the Delivering Parties and the Receiving Parties. Point of Receipt: ____ ______ Point of Delivery: ____________ Delivering Party: Receiving Party: (iv) The location of the generating facility(ies) supplying the capacity and energy and the location of the load ultimately served by the capacity and energy transmitted. The Transmission Provider will treat this information as confidential except to the extent that disclosure of this information is required by this Tariff, by regulatory or judicial order, for reliability purposes pursuant to Good Utility Practice or pursuant to RTG transmission information sharing agreements. The Transmission Provider shall treat this information consistent with the standards of conduct contained in Part 37 of the Commission's regulations. (v) A description of the supply characteristics of the capacity and energy to be delivered. (vi) An estimate of the capacity and energy expected to be delivered to the Receiving Party. Colstrip Transmission System - Application for Long-Term Firm Point-to-Point Transmission Service 5 (vii) The Service Commencement Date and the term of the requested Transmission Service. Service Commencement Date: Term of service: (viii) The transmission capacity requested for each Point of Receipt and each Point of Delivery on the Colstrip Transmission System from each Transmission Provider, but not in excess of each Transmission Provider’s ATC: Reserved Capacity: ___ MW on AVAT Reserved Capacity: ___ MW on NWMT Reserved Capacity: ___ MW on PACW Reserved Capacity: ___ MW on PGE Reserved Capacity: ___ MW on PSEI _______ Capacity requested in excess of total ATC of all Transmission Providers (Requires all Transmission Provider’s ATC to be requested above) (ix) Pre-Confirmed or Not Pre-Confirmed Request AVAT AREF (Check one) Was submitted as Pre-Confirmed. Eligible Customer submitting a Pre-Confirmed Request will execute a Service Agreement upon receipt of notification that the Transmission Provider can provide the requested Transmission Service Was submitted as Not Pre-Confirmed. Eligible Customer reserves the right to Confirm or Withdraw this TRS pursuant to the Terms and Conditions of the AVAT Tariff, and applicable FERC Orders, and associated North America Energy Standards Board Business Practice Standards. NWMT AREF (Check one) Was submitted as Pre-Confirmed. Eligible Customer submitting a Pre-Confirmed Request will execute a Service Agreement upon receipt of notification that the Transmission Provider can provide the requested Transmission Service Colstrip Transmission System - Application for Long-Term Firm Point-to-Point Transmission Service 6 Was submitted as Not Pre-Confirmed. Eligible Customer reserves the right to Confirm or Withdraw this TRS pursuant to the Terms and Conditions of the NWMT Tariff, and applicable FERC Orders, and associated North America Energy Standards Board Business Practice Standards. PACW AREF (Check one) Was submitted as Pre-Confirmed. Eligible Customer submitting a Pre-Confirmed Request will execute a Service Agreement upon receipt of notification that the Transmission Provider can provide the requested Transmission Service Was submitted as Not Pre-Confirmed. Eligible Customer reserves the right to Confirm or Withdraw this TRS pursuant to the Terms and Conditions of the AVAT Tariff, and applicable FERC Orders, and associated North America Energy Standards Board Business Practice Standards. PGE AREF (Check one) Was submitted as Pre-Confirmed. Eligible Customer submitting a Pre-Confirmed Request will execute a Service Agreement upon receipt of notification that the Transmission Provider can provide the requested Transmission Service Was submitted as Not Pre-Confirmed. Eligible Customer reserves the right to Confirm or Withdraw this TRS pursuant to the Terms and Conditions of the PGE Tariff, and applicable FERC Orders, and associated North America Energy Standards Board Business Practice Standards. PSEI AREF (Check one) Was submitted as Pre-Confirmed. Eligible Customer submitting a Pre-Confirmed Request will execute a Service Agreement upon receipt of notification that the Transmission Provider can provide the requested Transmission Service Was submitted as Not Pre-Confirmed. Eligible Customer reserves the right to Confirm or Withdraw this TRS pursuant to the Terms and Conditions of the PSEI Tariff, and applicable FERC Orders, and associated North America Energy Standards Board Business Practice Standards.

Colstrip Transmission System - Application for Long-Term Firm Point-to-Point Transmission Service 7 (x) Any additional information required by the Transmission Provider’s planning process established in Attachment K (check all that apply). Transmission Customer agrees to submit any additional information required by the AVAT planning process established by the AVAT Tariff Attachment K. Transmission Customer agrees to submit any additional information required by the NWMT planning process established by the NWMT Tariff Attachment K. Transmission Customer agrees to submit any additional information required by the PACW planning process established by the PACW Tariff Attachment K. Transmission Customer agrees to submit any additional information required by the PGE planning process established by the PGE Tariff Attachment K. Transmission Customer agrees to submit any additional information required by the PSEI planning process established by the PSEI Tariff Attachment K. Additional Information - Deposit AVAT: Included with this application is a deposit for AVAT of $ for one month of Reserved Capacity as specified in the AVAT Tariff. NWMT: Included with this application is a deposit for NWMT of $ for one month of Reserved Capacity as specified in the NWMT Tariff. PACW: Included with this application is a deposit for PACW of $ for one month of Reserved Capacity as specified in the PACW Tariff. PGE: Included with this application is a deposit for PGE of $ for one month of Reserved Capacity as specified in the PGE Tariff. PSEI: Included with this application is a deposit for PSEI of $ for one month of Reserved Capacity as specified in the PSEI Tariff. Colstrip Transmission System - Application for Long-Term Firm Point-to-Point Transmission Service 8 This application is submitted by: Name of Customer: ________________________ __________ ____________ By (signature): Name (type or print): Title: Date: Colstrip Transmission System - Application for Large Generating Facility Interconnection ATTACHMENT B COLSTRIP TRANSMISSION SYSTEM Application for Large Generating Facility Interconnection Request Colstrip Transmission System - Application for Large Generating Facility Interconnection 1 COLSTRIP TRANSMISSION SYSTEM Application for Large Generating Facility Interconnection Request Background – Colstrip Transmission System: The Colstrip Transmission System is jointly owned, operated, and maintained by Avista Corporation (“AVAT”), NorthWestern Energy (“NWMT”), PacifiCorp (“PACW”), Portland General Electric Company (“PGE”), and Puget Sound Energy, Inc. (“PSEI”) (individually, “Transmission Provider,” and in the plural, “Transmission Providers”) pursuant to the Colstrip Transmission Agreement (such agreement as may be amended from time-to-time, “Agreement”). NWMT acts as the designed operator of the Colstrip Transmission System under and pursuant to the Agreement. Instructions: Before requesting the interconnection of a generating facility to a segment of the Colstrip Transmission System, please refer to the Colstrip Transmission System – Transmission Service and Interconnection Processes and Procedures a copy of which is accessible through each Transmission Provider’s Open Access Same-Time Information System (“OASIS”). This application is designed as a common application for the interconnection of a generating facility of more than 20 MW to the Colstrip Transmission System. Once complete, submit the application to each Transmission Provider along with deposits in the amount specified in each Transmission Provider’s Open Access Transmission Tariff (“Tariff”). Consent to Sharing of Information: Interconnection Customer hereby consents to the sharing of information, including Confidential Information, related to such request among the Transmission Providers and their employees and agents. Application 1. The undersigned Interconnection Customer submits this request to interconnect its Large Generating Facility with the Colstrip Transmission System. 2. This Interconnection Request is for (check one): _____ A proposed new Large Generating Facility. _____ An increase in the generating capacity or a Material Modification of an existing Generating Facility. 3. The type of interconnection service requested (check one): Internal Use Only Date Received ________________ Time Received ________________ Received By: ________________

Colstrip Transmission System - Application for Large Generating Facility Interconnection 2 _____ Energy Resource Interconnection Service _____ Network Resource Interconnection Service 4. _____ Check here only if Interconnection Customer requesting Network Resource Interconnection Service also seeks to have its Generating Facility studied for Energy Resource Interconnection Service 5. Interconnection Customer provides the following information: a. Address or location or the proposed new Large Generating Facility site (to the extent known) or, in the case of an existing Generating Facility, the name and specific location of the existing Generating Facility; b. Maximum summer at ____ degrees C and winter at _____ degrees C megawatt electrical output of the proposed new Large Generating Facility or the amount of megawatt increase in the generating capacity of an existing Generating Facility; c. General description of the equipment configuration; d. Commercial Operation Date (Day, Month, and Year); e. Name, address, telephone number, and e-mail address of Interconnection Customer's contact person; f. Approximate location of the proposed Point of Interconnection (optional); and Colstrip Transmission System - Application for Large Generating Facility Interconnection 3 g. Interconnection Customer Data (set forth in Attachment A) 6. Applicable deposit amount as specified in the LGIP (Application deposit amount is required to be submitted to each Transmission Provider identified in 8 below). $ AVAT $ NWMT $ PGE $ PACW $ PSEI 7. Evidence of Site Control as specified in the LGIP (check one) ____ Is attached to this Interconnection Request ____ Will be provided at a later date in accordance with this LGIP 8. This Interconnection Request shall be submitted to the representatives indicated below: For AVAT: Avista Corporation Manager, Transmission Services 1411 E. Mission Ave., MSC-16 Spokane, WA 99202-1902 Designated Contact Person: identified on the AVAT OASIS For NWMT: NorthWestern Energy Coordinator Generation and Transmission Interconnection 40 E. Broadway St. Butte, MT 59701 Designated Contact Person: identified on the NWMT OASIS Colstrip Transmission System - Application for Large Generating Facility Interconnection 4 For PACW: PacifiCorp Vice President, Transmission Services 825 NE Multnomah Ste. 1600 Portland, OR 97232 Designated Contact Person: identified on the PACW OASIS For PGE: Portland General Electric Company Director of Transmission and Reliability Services 121 SW Salmon St, 3WTC0402 Portland, OR 97204 Designated Contact Person: identified on the PGE OASIS For PSEI: Puget Sound Energy, Inc. Manager, Transmission Contracts 355-110th Ave. NE, EST-06E Bellevue, WA 98004 Designated Contact Person: identified on the PSEI OASIS 9. Representative of Interconnection Customer to contact: 10. This Interconnection Request is submitted by: Name of Interconnection Customer: ________________________ __________ By (signature): Name (type or print): Title: Date: Colstrip Transmission System - Application for Large Generating Facility Interconnection 5 Please note: A request for interconnection does not guarantee transmission service. Customer must request transmission service in accordance with the applicable Transmission Provider(s)’ Tariff and the Colstrip Transmission System – Transmission Service and Interconnection Processes and Procedures.

Attachment A to Appendix 1
Interconnection Request

LARGE GENERATING FACILITY DATA

UNIT RATINGS

kVA ____________ °F ______________ Voltage _____________
Power Factor ________
Speed (RPM) ________ Connection (e.g. Wye) ___________
Short Circuit Ratio ________ Frequency, Hertz ____________
Stator Amperes at Rated kVA _________ Field Volts _______________
Max Turbine MW ___________°F _____

COMBINED TURBINE-GENERATOR-EXCITER INERTIA DATA

Inertia Constant, H = ____________________ kW sec/kVA
Moment-of-Inertia, WR^2 = ____________________ lb. $ft.^2$

REACTANCE DATA (PER UNIT-RATED KVA)

	DIRECT AXIS		QUADRATURE AXIS	
Synchronous – saturated	X_{dv}	_______	X_{qv}	_______
Synchronous – unsaturated	X_{di}	_______	X_{qi}	_______
Transient – saturated	X'_{dv}	_______	X'_{qv}	_______
Transient – unsaturated	X'_{di}	_______	X'_{qi}	_______
Subtransient – saturated	X''_{dv}	_______	X''_{qv}	_______
Subtransient – unsaturated	X''_{di}	_______	X''_{qi}	_______
Negative Sequence – saturated	$X2_v$	_______		
Negative Sequence – unsaturated	$X2_i$	_______		
Zero Sequence – saturated	$X0_v$	_______		
Zero Sequence – unsaturated	$X0_i$	_______		
Leakage Reactance	Xl_m	_______		

Colstrip Transmission System - Application for Large Generating Facility Interconnection 6

FIELD TIME CONSTANT DATA (SEC)

Open Circuit	T'_{do}	________	T'_{qo}	________
Three-Phase Short Circuit Transient	T'_{d3}	________	T'_{q}	________
Line to Line Short Circuit Transient	T'_{d2}	________		
Line to Neutral Short Circuit Transient	T'_{d1}	________		
Short Circuit Subtransient	T''_{d}	________	T''_{q}	________
Open Circuit Subtransient	T''_{do}	________	T''_{qo}	________

ARMATURE TIME CONSTANT DATA (SEC)

Three Phase Short Circuit	T_{a3}	________
Line to Line Short Circuit	T_{a2}	________
Line to Neutral Short Circuit	T_{a1}	________

NOTE: If requested information is not applicable, indicate by marking "N/A."

MW CAPABILITY AND PLANT CONFIGURATION
LARGE GENERATING FACILITY DATA

ARMATURE WINDING RESISTANCE DATA (PER UNIT)

Positive	R_1	_______
Negative	R_2	_______
Zero	R_0	_______

Rotor Short Time Thermal Capacity I_2^2t = _______
Field Current at Rated kVA, Armature Voltage and PF = ________ amps
Field Current at Rated kVA and Armature Voltage, 0 PF = ________ amps
Three Phase Armature Winding Capacitance = ________ microfarad
Field Winding Resistance = _______ ohms _____ °C
Armature Winding Resistance (Per Phase) = _______ ohms _____ °C

Colstrip Transmission System - Application for Large Generating Facility Interconnection 7

CURVES

Provide Saturation, Vee, Reactive Capability, Capacity Temperature Correction curves. Designate normal and emergency Hydrogen Pressure operating range for multiple curves.

GENERATOR STEP-UP TRANSFORMER DATA RATINGS

Capacity Self-cooled/ Maximum Nameplate

______________/________________kVA

Voltage Ratio(Generator Side/System side/Tertiary)

______________/_______________/_______________kV

Winding Connections (Low V/High V/Tertiary V (Delta or Wye))

______________/______________/_______________

Fixed Taps Available ____

Present Tap Setting ____

IMPEDANCE

Positive Z_1 (on self-cooled kVA rating)______________ % ________ X/R

Zero Z_0 (on self-cooled kVA rating)______________ % ________ X/R

Colstrip Transmission System - Application for Large Generating Facility Interconnection 8

EXCITATION SYSTEM DATA

Identify appropriate IEEE model block diagram of excitation system and power system stabilizer (PSS) for computer representation in power system stability simulations and the corresponding excitation system and PSS constants for use in the model.

GOVERNOR SYSTEM DATA

Identify appropriate IEEE model block diagram of governor system for computer representation in power system stability simulations and the corresponding governor system constants for use in the model.

WIND GENERATORS

Number of generators to be interconnected pursuant to this Interconnection Request:

____

Elevation: ____________ _____ Single Phase _____ Three Phase

Inverter manufacturer, model name, number, and version:

____

List of adjustable setpoints for the protective equipment or software:

____

Note: A completed General Electric Company Power Systems Load Flow (PSLF) data sheet or other compatible formats, such as IEEE and PTI power flow models, must be supplied with the Interconnection Request. If other data sheets are more appropriate to the proposed device, then they shall be provided and discussed at Scoping Meeting.

Colstrip Transmission System - Application for Large Generating Facility Interconnection 9

Colstrip Transmission System - Application for Large Generating Facility Interconnection 10 INDUCTION GENERATORS (*) Field Volts: _________________ (*) Field Amperes: ______________ (*) Motoring Power (kW): ________ (*) Neutral Grounding Resistor (If Applicable): ____________ (*) I2 2 t or K (Heating Time Constant): ____________ (*) Rotor Resistance: ____________ (*) Stator Resistance: ____________ (*) Stator Reactance: _____________ (*) Rotor Reactance: _____________ (*) Magnetizing Reactance: ___________ (*) Short Circuit Reactance: ___________ (*) Exciting Current: ________________ (*) Temperature Rise: ________________ (*) Frame Size: _______________ (*) Design Letter: _____________ (*) Reactive Power Required In Vars (No Load): ________ (*) Reactive Power Required In Vars (Full Load): ________ (*) Total Rotating Inertia, H: ________Per Unit on KVA Base Note: Please consult Transmission Provider prior to submitting the Interconnection Request to determine if the information designated by (*) is required. Colstrip Transmission System - Application for Small Generating Facility Interconnection ATTACHMENT C COLSTRIP TRANSMISSION SYSTEM Application for Small Generating Facility Interconnection Request Colstrip Transmission System - Application for Small Generating Facility Interconnection 1 COLSTRIP TRANSMISSION SYSTEM Application for Small Generating Facility Interconnection Request Background – Colstrip Transmission System: The Colstrip Transmission System is jointly owned, operated, and maintained by Avista Corporation (“AVAT”), NorthWestern Energy (“NWMT”), PacifiCorp (“PACW”), Portland General Electric Company (“PGE”), and Puget Sound Energy, Inc. (“PSEI”) (individually, “Transmission Provider,” and in the plural, “Transmission Providers”) pursuant to the Colstrip Transmission Agreement (such agreement as may be amended from time-to-time, “Agreement”). NWMT acts as the designed operator of the Colstrip Transmission System under and pursuant to the Agreement. Instructions: Before requesting the interconnection of a generating facility to a segment of the Colstrip Transmission System, please refer to the Colstrip Transmission System – Transmission Service and Interconnection Processes and Procedures a copy of which is accessible through each Transmission Provider’s Open Access Same-Time Information System (“OASIS”). This application is designed as a common application for the interconnection of a generating facility of no more than 20 MW to the Colstrip Transmission System. Once complete, submit the application to each Transmission Provider along with deposits in the amount specified in each Transmission Provider’s Open Access Transmission Tariff (“Tariff”) or Small Generator Interconnection Procedure (“SGIP”). Consent to Sharing of Information Interconnection Customer hereby consents to the sharing of information, including Confidential Information, related to such request among the Transmission Providers and their employees and agents. Internal Use Only Date Received ________________ Time Received ________________ Received By: ________________ Colstrip Transmission System - Application for Small Generating Facility Interconnection 2 Application Transmission Provider(s): For AVAT: Avista Corporation Manager, Transmission Services 1411 E. Mission Ave., MSC-16 Spokane, WA 99202-1902 Designated Contact Person: identified on the AVAT OASIS For NWMT: NorthWestern Energy Manager, Electric Transmission Services 40 E. Broadway St. Butte, MT 59701 Designated Contact Person: identified on the NWMT OASIS For PACW: PacifiCorp Vice President, Transmission Services 825 NE Multnomah Ste. 1600 Portland, OR 97232 Designated Contact Person: identified on the PACW OASIS For PGE: Portland General Electric Company Director of Transmission and Reliability Services 121 SW Salmon St, 3WTC0402 Portland, OR 97204 Designated Contact Person: identified on the PGE OASIS

Colstrip Transmission System - Application for Small Generating Facility Interconnection 3 For PSEI: Puget Sound Energy, Inc. Manager, Transmission Contracts 355-110th Ave. NE, EST-06E Bellevue, WA 98004 Designated Contact Person: identified on the PSEI OASIS An Interconnection Request is considered complete when it provides all applicable and correct information required below. Per SGIP section 1.5, documentation of site control must be submitted with the Interconnection Request. Preamble and Instructions An Interconnection Customer who requests a Federal Energy Regulatory Commission jurisdictional interconnection must submit this Interconnection Request by hand delivery, mail, e-mail, or fax to each Transmission Provider. Processing Fee or Deposit: If the Interconnection Request is submitted under the Fast Track Process, the non- refundable processing fee is $500 to each Transmission Provider. If the Interconnection Request is submitted under the Study Process, whether a new submission or an Interconnection Request that did not pass the Fast Track Process, the Interconnection Customer shall submit to each Transmission Provider a deposit not to exceed $1,000 towards the cost of the feasibility study. Interconnection Customer Information Legal Name of the Interconnection Customer (or, if an individual, individual's name) Name: Contact Person: Mailing Address: City: State: Zip: Facility Location (if different from above): Telephone (Day): ______________________ Telephone (Evening): _____________________ Fax: _______________________________ E-Mail Address: _____________________________ Colstrip Transmission System - Application for Small Generating Facility Interconnection 4 Alternative Contact Information (if different from the Interconnection Customer) Contact Name: _______________________ Title: ____________________________________________________________________ Address: _________________________ _________________________ Telephone (Day): ______________________ Telephone (Evening): ____________________ Fax: _____________________________________ E-Mail Address: _______________________ Application is for: ______New Small Generating Facility ______Capacity addition to Existing Small Generating Facility If capacity addition to existing facility, please describe: Will the Small Generating Facility be used for any of the following? Net Metering? Yes ___ No ___ To Supply Power to the Interconnection Customer? Yes ___No ___ To Supply Power to Others? Yes ____ No ____ For installations at locations with existing electric service to which the proposed Small Generating Facility will interconnect, provide: (Local Electric Service Provider*) (Existing Account Number*) [*To be provided by the Interconnection Customer if the local electric service provider is different from the Transmission Provider(s)] Contact Name: ___________________________ Title: ___________________________ Address: ___________________________ ___________________________ Telephone (Day): _____________________________ Telephone (Evening): _______________ Fax: _________________________________________ E-Mail Address: __________________ Requested Point of Interconnection: ______ Colstrip Transmission System - Application for Small Generating Facility Interconnection 5 Interconnection Customer's Requested In-Service Date: Small Generating Facility Information Data apply only to the Small Generating Facility, not the Interconnection Facilities. Energy Source: ___ Solar ___ Wind ___ Hydro ___ Hydro Type (e.g. Run-of- River):_____________ Diesel ___ Natural Gas ___ Fuel Oil ___ Other (state type) _____________________ Prime Mover: Fuel Cell Recip Engine Gas Turb Steam Turb Microturbine PV Other Type of Generator: ____Synchronous ____Induction ____ Inverter Generator Nameplate Rating: ________kW (Typical) Generator Nameplate kVAR: ___ Interconnection Customer or Customer-Site Load: _________________kW (if none, so state) Typical Reactive Load (if known): _________________ Maximum Physical Export Capability Requested: ______________ kW List components of the Small Generating Facility equipment package that are currently certified: Equipment Type Certifying Entity 1. 2. 3. 4. 5. Is the prime mover compatible with the certified protective relay package? ____Yes ____No Generator (or solar collector) Manufacturer, Model Name & Number: Version Number: Nameplate Output Power Rating in kW: (Summer) _____________ (Winter) ______________ Nameplate Output Power Rating in kVA: (Summer) _____________ (Winter) ______________ Individual Generator Power Factor Rated Power Factor: Leading: _____________Lagging: _______________ Total Number of Generators in wind farm to be interconnected pursuant to this Interconnection Request: __________ Elevation: ______ ___Single phase ___Three phase Inverter Manufacturer, Model Name & Number (if used): ______________________________ List of adjustable set points for the protective equipment or software: ______________________ Colstrip Transmission System - Application for Small Generating Facility Interconnection 6 Note: A completed Power Systems Load Flow data sheet must be supplied with the Interconnection Request. Small Generating Facility Characteristic Data (for inverter-based machines) Max design fault contribution current: Instantaneous or RMS? Harmonics Characteristics: Start-up requirements: Small Generating Facility Characteristic Data (for rotating machines) RPM Frequency: _____________ (*) Neutral Grounding Resistor (If Applicable): ____________ Synchronous Generators: Direct Axis Synchronous Reactance, Xd: _______ P.U. Direct Axis Transient Reactance, X' d: ___________P.U. Direct Axis Subtransient Reactance, X" d: ______________P.U. Negative Sequence Reactance, X2: _________ P.U. Zero Sequence Reactance, X0: ____________ P.U. KVA Base: __________________________ Field Volts: ______________ Field Amperes: ______________ Induction Generators: Motoring Power (kW): ______________ I2 2 t or K (Heating Time Constant): ______________ Rotor Resistance, Rr: ______________ Stator Resistance, Rs: ______________ Stator Reactance, Xs: ______________ Rotor Reactance, Xr: ______________ Magnetizing Reactance, Xm: ______________ Short Circuit Reactance, Xd'': ______________ Exciting Current: ______________ Temperature Rise: ______________ Frame Size: ______________ Design Letter: ______________ Reactive Power Required In Vars (No Load): ______________ Reactive Power Required In Vars (Full Load): ______________ Total Rotating Inertia, H: _____________ Per Unit on kVA Base Note: Please contact the Transmission Provider prior to submitting the Interconnection Request to determine if the specified information above is required.

Excitation and Governor System Data for Synchronous Generators Only

Provide appropriate IEEE model block diagram of excitation system, governor system and power system stabilizer (PSS) in accordance with the regional reliability council criteria. A PSS may be determined to be required by applicable studies. A copy of the manufacturer's block diagram may not be substituted.

Interconnection Facilities Information

Will a transformer be used between the generator and the point of common coupling? ___Yes ___No

Will the transformer be provided by the Interconnection Customer? ____Yes ____No

Transformer Data (If Applicable, for Interconnection Customer-Owned Transformer):

Is the transformer: ____single phase _____three phase? Size: ___________kVA
Transformer Impedance: _______% on __________kVA Base

If Three Phase:
Transformer Primary: _____ Volts _____ Delta _____Wye _____ Wye Grounded
Transformer Secondary: _____ Volts _____ Delta _____Wye _____ Wye Grounded
Transformer Tertiary: _____ Volts _____ Delta _____Wye _____ Wye Grounded

Transformer Fuse Data (If Applicable, for Interconnection Customer-Owned Fuse):

(Attach copy of fuse manufacturer's Minimum Melt and Total Clearing Time-Current Curves)

Manufacturer: __________________ Type: _______________ Size: ________Speed: ________

Interconnecting Circuit Breaker (if applicable):

Manufacturer: ____________________________ Type: __________
Load Rating (Amps): _______ Interrupting Rating (Amps): ________ Trip Speed (Cycles): ____

Interconnection Protective Relays (If Applicable):

If Microprocessor-Controlled:

List of Functions and Adjustable Setpoints for the protective equipment or software:

Setpoint Function	Minimum	Maximum
1. ___________________________	______________	______________
2. ___________________________	______________	______________

Colstrip Transmission System - Application for Small Generating Facility Interconnection 7

3. ____ ______________ ______________

4. ____ ______________ ______________

5. ____ ______________ ______________

6. ____ ______________ ______________

If Discrete Components:

(Enclose Copy of any Proposed Time-Overcurrent Coordination Curves)

Manufacturer: __________ Type: ______ Style/Catalog No.: _________ Proposed Setting: ___________
Manufacturer: __________ Type: ______ Style/Catalog No.: _________ Proposed Setting: ___________
Manufacturer: __________ Type: ______ Style/Catalog No.: _________ Proposed Setting: ___________
Manufacturer: __________ Type: ______ Style/Catalog No.: _________ Proposed Setting: ___________
Manufacturer: __________ Type: ______ Style/Catalog No.: _________ Proposed Setting: ___________

Current Transformer Data (If Applicable):

(Enclose Copy of Manufacturer's Excitation and Ratio Correction Curves)

Manufacturer: ____
Type: _______________ Accuracy Class: __ Proposed Ratio Connection: ____

Manufacturer: ____
Type: _______________ Accuracy Class: __ Proposed Ratio Connection: ____

Potential Transformer Data (If Applicable):

Manufacturer: ____
Type: _______________ Accuracy Class: __ Proposed Ratio Connection: ____

Manufacturer: ____
Type: _______________ Accuracy Class: __ Proposed Ratio Connection: ____

General Information

Enclose copy of site electrical one-line diagram showing the configuration of all Small Generating Facility equipment, current and potential circuits, and protection and control schemes. This one-line diagram must be signed and stamped by a licensed Professional Engineer if the Small Generating Facility is larger than 50 kW. Is One-Line Diagram Enclosed? ____Yes ____No

Colstrip Transmission System - Application for Small Generating Facility Interconnection 8

Enclose copy of any site documentation that indicates the precise physical location of the proposed Small Generating Facility (e.g., USGS topographic map or other diagram or documentation).

Proposed location of protective interface equipment on property (include address if different from the Interconnection Customer's address)

____

Enclose copy of any site documentation that describes and details the operation of the protection and control schemes. Is Available Documentation Enclosed? ___Yes ____No

Enclose copies of schematic drawings for all protection and control circuits, relay current circuits, relay potential circuits, and alarm/monitoring circuits (if applicable).
Are Schematic Drawings Enclosed? ___Yes ____No

Applicant Signature

I hereby certify that, to the best of my knowledge, all the information provided in this Interconnection Request is true and correct.

For Interconnection Customer: ____________________________________ Date: _______

Please note: A request for interconnection does not guarantee transmission service. Customer must request transmission service in accordance with the applicable **Transmission Provider(s)' Tariff and the** Colstrip Transmission System – Transmission Service and Interconnection Processes and Procedures.

Colstrip Transmission System - Application for Small Generating Facility Interconnection 9

ATTACHMENT D

COLSTRIP TRANSMISSION SYSTEM

Application for

Transmission-to-Transmission Interconnection Request

Colstrip Transmission System - Application for Transmission-to-Transmission Interconnection Request

Colstrip Transmission System - Application for Transmission-to-Transmission Interconnection Request 1 COLSTRIP TRANSMISSION SYSTEM Application for Transmission-to-Transmission Interconnection Request Background – Colstrip Transmission System: The Colstrip Transmission System is jointly owned, operated, and maintained by Avista Corporation (“AVAT”), NorthWestern Energy (“NWMT”), PacifiCorp (“PACW”), Portland General Electric Company (“PGE”), and Puget Sound Energy, Inc. (“PSEI”) (individually, “Transmission Provider,” and in the plural, “Transmission Providers”) pursuant to the Colstrip Transmission Agreement (such agreement as may be amended from time-to-time, “Agreement”). NWMT acts as the designed operator of the Colstrip Transmission System under and pursuant to the Agreement. Instructions: Before requesting the interconnection of electric transmission-to-transmission to a segment of the Colstrip Transmission System, please refer to the Colstrip Transmission System – Transmission Service and Interconnection Processes and Procedures a copy of which is accessible through each Transmission Provider’s Open Access Same-Time Information System (“OASIS”). This application is designed as a common application for the interconnection of electric transmission-to-transmission to the Colstrip Transmission System. Once complete, submit to each Transmission Provider the application along with a deposits in the amount specified in the Colstrip Transmission System – Transmission Service and Interconnection Processes and Procedures. Consent to Sharing of Information Customer hereby consents to the sharing of information, including confidential information, related to such request among the Transmission Providers and their employees and agents. Application 1. The undersigned customer submits this request for electric transmission-to- transmission interconnection with the Colstrip Transmission System. 2. This request is for (check one): _____ A proposed new transmission-to-transmission interconnection. _____ Relocation of an existing transmission-to-transmission interconnection. _____ Change in capacity of an existing transmission-to-transmission interconnection. Internal Use Only Date Received ________________ Time Received ________________ Received By: ________________ Colstrip Transmission System - Application for Transmission-to-Transmission Interconnection Request 2 3. Customer provides the following information: a. Address or location of the proposed new transmission-to-transmission interconnection or, in the case of an existing transmission-to-transmission interconnection, the name and specific location of the proposed relocation or increase in capacity; b. Anticipated total transfer capability in MW; Export from the Colstrip Transmission System: _____ Import to the Colstrip Transmission System: _____ c. General description of the interconnection configuration; (Voltage, AC or DC, conductor size, ampacity, MVA rating, BIL level, maximum operating temperature, static wire, structure type, equivalent spacing, desired attachment height, etc.) d. Commercial Operation Date (Day, Month, and Year); e. Name, address, telephone number, and e-mail address of customer's contact person; Colstrip Transmission System - Application for Transmission-to-Transmission Interconnection Request 3 f. Description of plan of service, other point(s) of interconnection, other details as pertinent. 4. Applicable deposit amount for each Transmission Provider as identified in the Colstrip Transmission System – Transmission Service and Interconnection Processes and Procedures. $ AVAT $ NWMT $ PGE $ PACW $ PSEI 5. This interconnection request shall be submitted to each of the Transmission Providers at the addresses indicated below: For AVAT: Avista Corporation Manager, Electric Transmission Services 1411 E. Mission Ave., MSC-16 Spokane, WA 99202-1902 Designated Contact Person: identified on the AVAT OASIS For NWMT: NorthWestern Energy Coordinator Generation and Transmission Interconnection 40 E. Broadway St. Butte, MT 59701 Designated Contact Person: identified on the NWMT OASIS Colstrip Transmission System - Application for Transmission-to-Transmission Interconnection Request 4 For PACW: PacifiCorp Vice President, Transmission Services 825 NE Multnomah Ste. 1600 Portland, OR 97232 Designated Contact Person: identified on the PACW OASIS For PGE: Portland General Electric Company Director of Transmission and Reliability Services 121 SW Salmon St, 3WTC0402 Portland, OR 97204 Designated Contact Person: identified on the PGE OASIS For PSEI: Puget Sound Energy, Inc. Manager, Transmission Contracts 355-110th Ave. NE, EST-06E Bellevue, WA 98004 Designated Contact Person: identified on the PSEI OASIS 6. Representative of customer to contact: 7. This interconnection request is submitted by: Name of Customer: By (signature): Name (type or print): Title:

Colstrip Transmission System - Application for Transmission-to-Transmission Interconnection Request 5 Date: Please note: A request for interconnection does not guarantee transmission service. Customer must request transmission service in accordance with the applicable Transmission Provider(s)’ Tariff and the Colstrip Transmission System – Transmission Service and Interconnection Processes and Procedures.